Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material, and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

AGREEMENT FOR PURCHASE

AND SALE OF PROPERTY

THIS AGREEMENT is made and entered into as of the Effective Date (as hereinafter defined), by and between PEOPLES BANK, an Indiana-chartered Commercial Bank (“Seller” and “Leaseback Tenant”), and MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company (“Buyer”).

STATEMENT OF BACKGROUND

A. Seller is the owner of each Property (as hereinafter defined).

B. Buyer wishes to purchase, and Seller wishes to sell, the Property, upon the terms and conditions hereinafter set forth.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), in hand paid by Buyer to Seller, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller and Buyer hereby agree as follows:

1.	Definitions and Exhibits.

1.1	Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

“Agreement” shall mean this Agreement for Purchase and Sale of Property.

“Business Day” shall mean a day other than a Saturday, Sunday or legal or bank holiday in either the State where any of the Land is located or of the Federal Government.

“Closing” shall mean the closing and consummation of the purchase and sale of the Property pursuant to this Agreement.

“Closing Date” shall mean the date on which the Closing occurs as provided in Section 9.1.

“Deed” shall have that meaning set forth in Section 9.2.1.a.

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“Deposit” shall have that meaning set forth in Section 3.1.

“Effective Date” shall mean January 29, 2024.

“Environmental Matter” shall mean any matter or circumstance related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage disposal or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, (iv) above-ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Substances, (v) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date.

“Environmental Reports” shall mean all existing environmental site assessments, remediation reports, tank removal reports and other reports (including, but not limited to, any soils and groundwater assessments and reports) for each Property.

“Escrow Agent” shall mean Fidelity National Title Group, 3301 Windy Ridge Parkway, Suite 300, Atlanta, Georgia 30339, Attn: Christopher Valentine, Telephone: (404) 419-3203, E-Mail: chris.valentine@FNTG.com, pursuant to the terms and conditions of the Escrow Agreement and Section 3.

“General Assignment” shall mean the Assignment of Warranties and Other Intangible Property in the form attached hereto as EXHIBIT E.

“Governmental Requirements” shall mean any and all laws, rules and regulations of federal, state and local governmental authorities having jurisdiction over the applicable Property.

“Hazardous Substances” shall mean any and all hazardous, extremely hazardous, or toxic substances or wastes or constituents as those terms are defined by any applicable Hazardous Substance Law and petroleum, petroleum products, asbestos or any asbestos-containing materials, the group of organic compounds known as polychlorinated biphenyls (PCBs), flammables, explosives, radioactive materials, and chemicals known to cause cancer or reproductive toxicity.

“Hazardous Substance Law” shall mean any and all federal, state, or local laws, rules, regulations, ordinances, agency or judicial orders and decrees, and agency agreements now and hereafter enacted or promulgated or otherwise in effect, relating to the protection of the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto.

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“Improvements” shall collectively mean any buildings, structures and improvements located on the applicable Land.

“Independent Consideration” shall have the meaning set forth in Section 3.3.

“Inspection Date” shall mean the Inspection Date set forth in Section 7.3.

“Intangible Personal Property” shall collectively mean, to the extent assignable, all intangible personal property, if any, owned by Seller and related exclusively to the applicable Real Property, including, without limitation: (i) any trade names associated with the Real Property; (ii) any plans and specifications and other architectural and engineering drawings for the Improvements; (iii) any Warranties; (iv) any Service Contracts and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the General Assignment); and (v) any governmental permits, approvals and licenses (including any pending applications).

“Land” shall mean that certain real property or real properties described in EXHIBIT A attached hereto and made a part hereof.

“Leaseback Lease” shall have the meaning given such term in Section 5.6.

“Mandatory Cure Items” shall mean any mortgage, deed of trust, lien, judgment or other monetary encumbrance of any nature encumbering the title to any of the Real Property and held by a person claiming through or under Seller.

“Material Casualty” shall mean a casualty which (i) results in a cost of repair in excess of two percent (2%) of the Purchase Price allocated to such Property as set forth on Exhibit A attached hereto in the estimate of a general contractor or architect reasonably selected by Seller and approved by Buyer; (ii) will take more than 6 months to repair (as reasonably estimated by a general contractor reasonably selected by Seller and approved by Buyer); (iii) results in Seller’s insurance company failing to notify Buyer in writing that it acknowledges or will acknowledge prior to Closing Buyer as Seller’s assignee of the insurance proceeds; or (iv) is an uninsured or underinsured casualty.

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“Material Condemnation” shall mean a condemnation or threatened condemnation pursuant to which (i) any portion of the Property with a value equal to or greater than two percent (2%) of the Purchase Price allocated to such Property as set forth on Exhibit A attached hereto is taken or threatened to be taken; (ii) results or would result in the loss parking spaces serving the Real Property which would cause the Real Property to not have parking spaces sufficient to comply with applicable zoning (without taking into account any grandfathering in of the Real Property as a result of such condemnation); (iii) causes or would cause a material reduction in size of the Real Property or materially interferes with the use and operation of the Real Property; (iv) results or would result in the Property being in violation of any applicable Governmental Requirements; or (v) results or would result in access to the Property being materially impaired, as reasonably determined by Buyer.

“OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury.

“Permitted Title Exceptions” shall mean those matters affecting title to the applicable Land identified on EXHIBIT B attached hereto and by this reference made a part hereof.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Property” shall collectively mean:

(i) each of the Real Property; and

(ii) all of Seller’s right, title and interest in and to the Intangible Personal Property with respect to the applicable Real Property, to the extent such Intangible Personal Property is transferable.

“Proration Date” shall mean the effective date of the prorations provided in Section 4.2 hereof, which is 11:59 p.m. on the eve of the Closing Date.

“Purchase Price” shall mean the purchase price for the Property described in Section 4 1.

“Real Property” shall collectively mean the Land, together with:

(i) the Improvements;

(ii) all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights; and

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(iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land.

“Seller’s knowledge” or “to the knowledge of Seller” or words or phrases of similar import shall mean the current actual knowledge of the following individual: Robert Lowry, Executive Vice President and Chief Operating Officer (the “Designated Individual”). The Designated Individual is the person to whom information pertaining to the Seller’s representations and warranties set forth in this Agreement would reasonably be expected to be reported and who would generally be expected to have knowledge of the matters that are the subject of Seller’s representations and warranties herein.

“Service Contracts” shall collectively mean contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements and equipment leases.

“Survey” shall have that meaning set forth in Section 6.

“Taxes” shall have that meaning set forth in Section 4.2.

“Tenant Vacancy Condition” means that, subject only to the Leaseback Tenant’s continued occupancy under the Leaseback Lease and any subtenant under any sublease entered into by Leaseback Tenant expressly in accordance with the terms of the Leaseback Lease (including that certain sublease dated as of the effective date of the Leaseback Lease by and between Leaseback Tenant, as sub-landlord, and Westlake Children’s Therapy (“Westlake”), as sub-tenant, on that certain property located at 14701 S. Ravinia Avenue, Orland Park, Illinois (the “Westlake Sublease”)), all existing leases and occupancy agreements affecting the Property have terminated by their terms, and all tenants, subtenants or occupants of the Property have (i) fully vacated the Property and removed all personal property and effects therefrom, and (ii) otherwise surrendered their respective premises in accordance with the terms and conditions set forth in any applicable leases or occupancy agreements.

“Title Insurer” shall mean Escrow Agent.

“Title Policy” shall have the meaning set forth in Section 7.4(b).

“Warranties” shall have that meaning set forth in Section 8.1.r.

1.2

Exhibits; Schedules. All exhibits, schedules and other attachments hereto form an integral part of this Agreement, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

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EXHIBIT A	Schedule of the Property; Property Legal Descriptions

EXHIBIT B	Permitted Title Exceptions

EXHIBIT C	List of Due Diligence Materials

EXHIBIT D	Terms of Escrow

EXHIBIT E	Assignment of Warranties and Other Intangible Property

EXHIBIT F	Affidavit of Non-Foreign Status

EXHIBIT G	Bulk Sales Indemnity

EXHIBIT H	Leaseback Lease

2.	Purchase and Sale. Subject to the provisions hereof, Seller agrees to sell, assign and convey to Buyer, and Buyer agrees to purchase the applicable Property from Seller.

3.	Deposit.

3.1

Deposit. Within five (5) Business Days after the Effective Date, Buyer shall deposit with Escrow Agent the sum of $50,000.00 (the “Deposit”) as earnest money hereunder, which Deposit shall be allocated per Property as set forth on EXHIBIT A attached hereto. The Deposit, together with any interest or other income earned thereon (which shall be deemed part of the Deposit), shall be held and disbursed pursuant to this Agreement, including the terms of escrow on EXHIBIT D.

3.2

Disbursement. Whenever the Deposit or any applicable portion of the Deposit is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notices as necessary or, in the commercially reasonable opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

3.3

Independent Consideration. One Hundred Dollars ($100.00) of the Deposit (“Independent Consideration”) shall be released by Escrow Agent to Seller within 3 Business Days after receipt of the Deposit by Escrow Agent, which amount Seller and Buyer have bargained for and agreed to as independent and sufficient consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is non-refundable to Buyer under any and all circumstances, but applicable to the Purchase Price, and Seller shall retain the Independent Consideration upon any termination of this Agreement notwithstanding any other provision of this Agreement to the contrary.

4.	Purchase Price and Prorations.

4.1	Purchase Price.

a.	Purchase Price. The purchase price (the “Purchase Price”) for each Property shall be as allocated as set forth on Exhibit A attached hereto.

b.

Payment Mechanics. The Purchase Price, as adjusted by the prorations provided in Section 4.2 and as reduced by the Deposit (which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price) shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

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4.2	Prorations.

a.

Proration Items. The following items shall be prorated between Seller and Buyer as of the Proration Date, and prorations favoring Buyer, to the extent determinable as of the Proration Date, shall reduce the Purchase Price payable by Buyer at the Closing, and such prorations favoring Seller, to the extent determinable as of the Proration Date, shall increase the Purchase Price payable by Buyer at the Closing.

i.	Taxes: The state, county, city or other ad valorem property taxes and assessments for the tax period in which the Closing occurs (the “Taxes”).

1.	Assumed Tax Amount: If the actual tax bills for the tax period of Closing have not been issued, then such proration shall be based on such taxes for the prior tax period.

2.

True Up Upon Receipt of Tax Bill. After the tax bills for the tax period of Closing are received by either Buyer or Seller, Buyer and Seller shall adjust such proration, and any amount then owing shall be paid within 20 days of demand by the party entitled thereto.

3.

Supplemental Taxes. Seller shall be responsible for any real property taxes and assessment (including any supplemental assessments) attributable to the period prior to the Closing. Buyer shall be solely and absolutely responsible for all taxes, assessments, supplemental taxes and reassessments arising out of the sale of the Property or a subsequent sale or change in ownership thereafter, and/or arising out of any construction, land use changes or other entitlement modifications pertaining to the Property as a result of Buyer’s actions or following the Closing.

ii.	Utility and Sewer Charges: Sanitary sewer taxes and utility charges, if any.

iii.

Amounts Not Prorated: Notwithstanding the foregoing, to the extent any items of expense relating to the Property are to be paid directly by the Leaseback Tenant under the Leaseback Lease to the applicable taxing authority, service provider, utility provider or other third party (and not as a reimbursement to Buyer as landlord for expenses incurred), such items of expense will not be prorated as of the Closing, as the terms of the Leaseback Lease will address the Leaseback Tenant’s payment of such expense items.

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b.

Proration Errors. If the parties make any errors or omissions in the closing prorations or if they subsequently determine any dollar amount prorated to be incorrect, each agrees, upon notice from the other after the Closing, to make any adjustment necessary to correct the error, including payment of any amount to the other then determined to be owing.

c.	Payment of Prorations. Buyer and Seller shall promptly pay to the other party any amount due to the other party as a result of any proration required under this Section 4.2.

d.	Interest. Any amounts due hereunder not paid within 20 days after demand by the payee shall bear interest at a rate equal to 15% per annum until such time as all such amounts are paid in full.

5.	Title; Leaseback Lease.

5.1

Fee Simple Conveyance at Closing. Seller shall convey good, marketable and insurable fee simple title to the Land to Buyer free and clear of all liens and encumbrances, subject only to the Permitted Title Exceptions and any other matters of title to which Buyer shall expressly consent in writing pursuant hereto.

5.2

Review of Title Commitment. Buyer shall have until the Inspection Date by which to examine title to each of the Property, to obtain a title insurance commitment with respect to the applicable Property (the “Title Commitment”) from the Title Insurer, and to give written notice to Seller of any objections which Buyer may have with respect to each Property.

a.

Failure of Buyer to Object. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects set forth in the Title Commitment as of the expiration of the Inspection Date.

b.

Buyer Provides Objections. If Seller receives timely notice of Buyer’s objection to any title exceptions or defects, Seller will have no obligation to take any action to cure such title exceptions or defects (other than the Mandatory Cure Items, which Seller must cure and satisfy in accordance with Section 5.4); provided that Seller will have the right and option to elect, within 7 days of Seller’s receipt of such written notice from Buyer, to cure or satisfy by the Closing, any such objection by Buyer (and, if Seller fails to provide a response to Buyer’s objections within such 7 day period, Seller shall be deemed to have elected not to cure such exceptions or defects, other than Mandatory Cure Items).

i.

Seller Fails to Cure Objection. If Seller: (i) elects not to cure such objections; or (ii) elects to cure such objections (except that Seller must cure and satisfy the Mandatory Cure Items as required by Section 5.4) and such objection is not so timely and reasonably cured or satisfied or undertaken to be reasonably cured or satisfied by Seller, then Buyer shall, within 7 days thereafter, elect, by written notice given to Seller on or before such 7th day, either:

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1.

Terminate: to terminate this Agreement with respect to the applicable Property, in which case the applicable portion of the Deposit allocated to such Property, less the Independent Consideration, shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or

2.	Waive: to waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.

3.	Failure to Elect: If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (2) above.

4.

Seller’s Right to Terminate: Notwithstanding any provisions to the contrary in this Agreement, if the Buyer elects to terminate this Agreement as to two (2) or more of the Properties (the “Threshold”), then Seller has the option to terminate this Agreement by providing written notice to the Buyer on or prior to seven (7) days after receiving Buyer’s written notice of termination with respect to such termination triggering the Threshold.

ii.	Seller Cures Objection. If Seller does so reasonably cure or satisfy, or undertake to reasonably cure or satisfy, such objection, then this Agreement shall continue in full force and effect.

iii.	Waiver. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect.

5.3

Changes In Title. Buyer shall have the right to object to any change in title occurring after the effective date of the applicable Title Commitment and prior to the Closing, and if Seller elects to cure such objection and Seller cannot cure or satisfy any such objection (or any objection which Seller has previously undertaken to cure or satisfy) by the Closing or if Seller does not agree to cure such objection, Buyer may exercise the option set forth in clause 5.2(b)(i)(1) or 5.2(b)(i)(2) above. The foregoing election is intended to be in addition to Buyer’s remedies for Seller’s default hereunder.

5.4	Mandatory Cure Items. Seller shall pay and cause to be released all Mandatory Cure Items at or before the Closing.

5.5	Time Periods. The Closing Date shall be automatically extended to allow all time periods in this Section 5 to run fully.

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5.6

Leaseback Lease. Buyer will, concurrently with Closing, lease the Property back to Leaseback Tenant by execution and delivery of the lease or occupancy agreement in a form to be agreed upon by Seller, Buyer and Leaseback Tenant prior to the expiration of the Inspection Date, which obligations of Leaseback Tenant under the Leaseback Lease shall be guaranteed by FINWARD BANCORP, an Indiana Corporation (the “Guarantor”) pursuant to form of guaranty to be attached to the Leaseback Lease (the “Lease Guaranty”). Each of Seller, Buyer, and Leaseback Tenant hereby approve the form of the Leaseback Lease (including without limitation the Leaseback Guaranty attached thereto) attached hereto as EXHIBIT H.

6.	Survey.

6.1	Survey. Buyer, in accordance with the cost allocation set forth in Section 9.3 of this Agreement, may obtain a survey of each Property (the “Survey”).

6.2

Buyer Objections. Any matters shown on the applicable Survey and objected to by Buyer by the Inspection Date shall be additional title objections, as to which the obligations and rights of Buyer and Seller shall be the same as provided in Section 5 above.

6.3	Legal Description. Each deed to be delivered by Seller to Buyer at the Closing shall contain the legal description of the applicable Land contained in EXHIBIT A hereto.

6.4

Quitclaim Deed. If Buyer obtains a Survey of any Property which results in a legal description different from any legal description on EXHIBIT A hereto, Seller also will convey the applicable Land to Buyer pursuant to the new survey legal description of the applicable Land by quitclaim deed, subject to Seller’s approval (not to be unreasonably withheld, conditioned or delayed) of the as-surveyed legal description set forth on the applicable Survey.

7.	Buyer’s Inspection.

7.1	Physical Inspection.

a.

Inspection Right. Buyer and its agents, employees, representatives and independent contractors may enter upon the Property for the purpose of making such surveys, soil tests, borings, percolation tests, inspections, examinations, and studies (collectively, “Inspections”) as are reasonably necessary to evaluate and study the Property as contemplated herein. Seller agrees that Buyer shall have until the Closing Date in which to conduct all such Inspections, but that Buyer’s right to terminate this Agreement based thereon shall be limited as provided in Section 7.3 and Section 7.4 below.

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b.

Inspection Indemnity. Buyer shall: (a) be responsible for remedying any damage caused by Buyer in order to restore the Property to substantially the same condition as existed prior to such Inspections and (b) indemnify, defend and hold Seller harmless from any and all claims, liabilities, costs or expenses (“Claims”) arising out of such Inspections of and entries onto the Property, including personal injury and property damage to the extent caused by Buyer, its agents, employees and consultants.

c.

Carveout to Inspection Indemnity. Notwithstanding the foregoing, in no event shall Buyer be liable to or be obligated to indemnify Seller under Section 7.1(b) for (i) the mere discovery of pre-existing conditions at the Property or (ii) the negligence or willful misconduct of Seller or any agents, employees, consultants or contractors thereof.

7.2

Document Inspection. Seller represents and warrants that it has delivered to Buyer true, correct and complete copies of each of the documents or materials listed on EXHIBIT C attached hereto to the extent in Seller’s possession or reasonable control.

7.3	Inspection Period.

a.

Inspection Date; Termination Right. Notwithstanding Buyer’s right of inspection contained in Section 7.1 above, Buyer shall have until February 2, 2024 (the “Inspection Date”) to terminate this Agreement with respect to any or all of the Properties, by written notice to Seller, in its sole and absolute discretion.

b.	Seller Cooperation. Seller agrees to cooperate reasonably with Buyer’s investigations.

c.

Exercise of Termination Right. If, on or before the Inspection Date, Buyer gives Seller written notice that Buyer has elected to terminate this Agreement pursuant to this Section 7.3, then this Agreement shall terminate solely with respect to the Properties identified in Buyer’s termination notice with such termination to be effective as of the date such notice is given to Seller, in which event the applicable portion of the Deposit allocated to such terminated Properties, less the Independent Consideration, shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder with respect to such terminated Properties, except for those which expressly survive any such termination.

d.

Waiver of Termination Right. If Buyer fails to give Seller written notice, not later than the Inspection Date, that Buyer has elected to terminate this Agreement with respect to any or all Properties pursuant to this Section 7.3, then this Agreement shall remain in full force and effect with respect to all Properties in accordance with its terms.

7.4	Conditions Precedent. In addition to other conditions in this Agreement, Buyer’s obligation to purchase each Property shall be contingent upon the following conditions precedent:

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a.

Adverse Conditions. There shall be no material adverse change in the condition of or affecting the Property not caused by Buyer between the time of Buyer’s inspection of the Property prior to the Inspection Date and the Closing Date, including, but not limited to: (i) environmental contamination; and (ii) loss of access;

b.

Title Insurance. The willingness of Title Insurer to issue, on the Closing Date, upon the sole condition of the payment of an amount no greater than its regularly scheduled premium, its extended coverage ALTA form owner’s policy of title insurance, with such available endorsements as Buyer may elect to obtain, insuring in the amount of the Purchase Price applicable to such Property that title to the Property is vested of record in Buyer on the Closing Date, subject only to the Permitted Title Exceptions (the “Title Policy”); and

c.	Representations and Warranties. Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date.

d.

Compliance with Agreement. Seller must have materially performed all obligations and complied with all covenants required in this Agreement to be performed or complied with by it prior to or at Closing.

e.	Tenant Vacancy Condition. The Tenant Vacancy Condition shall be satisfied.

7.5

Failure of Conditions Precedent. If any of the conditions precedent set forth in Section 7.4 is not satisfied or waived in writing by Buyer, Buyer may, but shall not be obligated to, elect, at its option, by notice to Seller, either to: (a) terminate this Agreement with respect to any or all Properties, in which event the applicable portion of the Deposit allocated to such terminated Properties shall be returned to Buyer, and the parties hereto shall have no further rights or obligations hereunder, except for those which expressly survive such termination; or (b) close without regard to the failure of such condition. The foregoing election is not intended to be in derogation of, but shall be in addition to, Buyer’s remedies for Seller’s default hereunder, and does not negate, modify or amend the representations, warranties or post-closing covenants of Seller contained herein, which representations, warranties and post-closing covenants shall survive the Closing as herein provided.

8. Representations and Warranties.

8.1	Representations and Warranties. As of the date hereof and as of the Closing, Seller hereby represents and warrants to Buyer as follows:

a.

No Litigation. To Seller’s knowledge, there are not any pending or threatened disputes, violations, actions or proceedings by any person, entity or governmental agency against Seller with respect to the Property or against the Property (or any portion thereof).

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b.

Organization and Authority. Seller: (i) is an Indiana-chartered Commercial Bank duly formed, validly existing and in good standing under the laws of the State of Indiana, and qualified to do business in each State in which the Property is located; (ii) has obtained all requisite authorizations and consents to enter into this Agreement with Buyer and to consummate the transactions contemplated hereby; (iii) certifies that the individuals executing this Agreement and the documents executed in furtherance of this Agreement have the full right and authority to bind Seller under the terms and conditions stated herein.

c.

Title. Seller has good, insurable and marketable fee simple title to the Property, free and clear of all liens and encumbrances, other than the Permitted Title Exceptions and none of the Property will be subject to any prior conveyance or assignment to, or any superior possessory rights in, any third party.

d.

Undisclosed Agreements and Liabilities. Other than as expressly set forth in this Agreement or otherwise disclosed in writing to Buyer pursuant to this Agreement, there are no undisclosed liabilities or agreements affecting the Property or Seller, in its capacity as owner of the Property, other than real property taxes assessed against the Property.

e.	Taxes and Assessments.

i.

No Special Assessments: To Seller’s knowledge, the Property is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Property.

ii.

No Commitments: Seller has made no commitment to any person or entity relating to the Property which would impose an obligation upon Seller or its successors to make any contributions or dedications of money or land, or to construct, install or maintain any improvements as part of the Property or upon separate lands.

iii.

No Special Fees or Contributions: To Seller’s knowledge, no governmental authority has imposed any requirement that Seller pay, directly or indirectly, or incur any expenses or obligations in connection with the development of the Property or any portion thereof, other than any nondiscriminatory real property taxes assessed against the Property.

iv.	Separately Assessed: Each Property is separately assessed for real property tax assessment purposes.

v.	No Reassessment: Seller has received no notice of any contemplated or actual reassessment of the Property or any portion thereof for general real estate tax purposes.

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vi.	Taxes and Assessments Paid: All due and payable taxes, assessments, water charges and sewer charges affecting the Property have been paid or will be paid on the Closing Date.

vii.

Tax Appeals. There is no ongoing appeal with respect to taxes or special assessments on the Real Property for any year, and any consultants engaged with respect to taxes or special assessments on the Property have been paid in full.

f.

No Rights to Purchase. No Person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property.

g.	Environmental Matters.

i.

No Hazardous Substances: Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property by Seller or, to Seller’s knowledge, by any predecessor-in-title or agent or contractor of Seller or by any other Person at any time.

ii.	No Violations: To Seller’s knowledge, the Property is not in violation of any Hazardous Substance Laws or any other Governmental Requirements.

iii.

No Claims or Actions: Seller has received no written or oral notice or other communication of pending or threatened claims or investigations against Seller, the Property or any occupant of the Property related to alleged or actual violations of Hazardous Substance Laws.

iv.

No Notifications: No notification of release of a Hazardous Substance has been filed as to the Property, nor to Seller’s knowledge, is the Property listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup.

v.	No Storage Tanks: To Seller’s knowledge, there are no above-ground or underground tanks or any other underground storage facilities located on the Property.

h.

Subdivision. Each Property constitutes a separately subdivided, legally distinct parcel of land and Seller has complied with all applicable laws affecting the Property which relate to such subdivision.

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i.

No Condemnation. There is no pending or, to Seller’s knowledge, threatened condemnation or similar proceeding affecting all or any portion of the Property; To Seller’s knowledge, no such proceeding is contemplated.

j.

Covenants, Conditions, Restrictions or Easements. There is no default or breach by Seller nor, to Seller’s knowledge, any other party thereto, under any covenants, rights of way or easements which may affect the Property which are to be performed or complied with by the owner of the Property.

k.

No Bankruptcy. Neither Seller, nor its general partner[s] (if Seller is a partnership), is party to any proceedings in bankruptcy or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Seller’s knowledge, no such action has been threatened.

l.

Leases. There are no tenants of the Property and no person or entity now has, or at the time of Closing will have, any possessory interest in the Property, under a lease or otherwise, except for (i) Seller whose total interest in the Property will be transferred to Buyer at Closing; (ii) Leaseback Tenant’s continued occupancy under the Leaseback Lease and (iii) that certain lease between Seller and Westlake dated July 1, 2019 on the property located at 14701 S. Ravinia Avenue, Orland Park, Illinois, which expires June 30, 2026 (the “Existing Westlake Lease”). The Existing Westlake Lease shall be terminated as of the Closing Date and Seller shall be permitted to enter the new Westlake Sublease solely in accordance with the terms of the Leaseback Lease.

m.

Non-Foreign Status; Withholding. Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto. Seller’s sale of the Property is not subject to any Federal, state or local withholding obligation of Buyer under the tax laws applicable to Seller or the Property.

n.	Restrictive Covenants: The Property is not governed by an owner’s association.

o.

Service Contracts. No Service Contracts will be binding upon Buyer or the Property at Closing and Seller (or Leaseback Tenant) will retain all obligations and liabilities under any Service Contracts as tenant under the Leaseback Lease.

p.

OFAC. Neither Seller nor, to Seller’s actual knowledge, any individual having a beneficial interest in Seller is a Person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such Persons.

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q.

Banking Regulations. Seller represents and warrants that Seller has independently verified that the transaction contemplated by this Agreement complies with all regulations applicable to the Seller’s business, including without limitation any regulations applicable to the sale of the Property by Seller and subsequent leaseback of the Property by Leaseback Tenant (collectively, the “Sale-Leaseback Regulations”). Seller has obtained all required regulatory approvals as may be necessary or appropriate in connection with the transaction contemplated by this Agreement, and Seller is entering the transaction contemplated by this Agreement solely relying on, and after full review of, their own due diligence and not on the basis of any statement made by Buyer or Buyer Indemnitees (defined below). Neither Buyer nor any Buyer Indemnitees has made any representation or warranty to Seller as it relates to the Sale-Leaseback Regulations or the compliance of this transaction with any of the Sale-Leaseback Regulations. To the fullest extent permitted by applicable law, Seller shall indemnify and hold harmless Buyer and the Buyer Indemnitees from and against any and all claims, losses, damages, expenses and other liabilities arising with respect to the Sale-Leaseback Regulations (collectively referred to as “Regulatory Claims” and individually as a “Regulatory Claim”), including, as incurred, attorneys’ fees, that any of the Buyer Indemnitees may incur that arise out of or in connection with the Seller’s breach of any representation, warranty or other obligation in this Section 8.1.q. of this Agreement. The Buyer Indemnitees shall promptly notify Seller of any Regulatory Claim filed against Buyer or any Buyer Indemnitees, and Seller shall defend the Buyer Indemnitees, at the request of any one or more of the Buyer Indemnitees, with counsel reasonably satisfactory to the Buyer Indemnitees making the request. The indemnity in this Section 8.1.q shall survive Closing and any termination of this Agreement.

r.

Warranties. True and correct copies of all of the existing warranties or guaranties issued in connection with the development, construction, operation, maintenance or repair of the Property, and all amendments and modifications thereto which remain in effect as of the date hereof (collectively, “Warranties”) have been delivered to Buyer. The Warranties are in full force and effect and shall be duly assigned to Buyer at Closing at Seller’s sole expense, to the extent that such Warranties are assignable to Buyer.

8.2 Survival. The foregoing representations are true, correct and complete, and the foregoing warranties are in full force and effect and binding on Seller, as of the date hereof, and shall be true and correct and in full force and effect, as the case may be, and deemed to have been reaffirmed and restated by Seller as of the date and time of the Closing, shall survive the Closing for twelve (12) months and shall not be deemed merged into any instrument of conveyance delivered at the Closing, and shall inure to the benefit of and be enforceable by Buyer, its successors and assigns.

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9. Closing.

9.1

Time and Place. Provided that all of the conditions set forth in this Agreement are fully satisfied or performed, the Closing shall be conducted by escrow through Escrow Agent, commencing at 10:00 a.m. Eastern Time on February 22, 2024 (the “Closing Date”), unless the Closing Date is postponed pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing. Seller and Buyer may agree in writing to conduct the Closing on an earlier date.

9.2	Closing Deliverables.

9.2.1 Deliveries by Seller. As a condition precedent to Buyer’s delivery to Seller of the Purchase Price, Seller shall deliver the following documents to Escrow Agent on the Business Day preceding the Closing Date (all of which shall be duly executed by Seller and witnessed and notarized where required, and which Buyer agrees to execute where required):

a.

Deed(s): a Special Warranty Deed conveying to Buyer all of Seller’s right, title and interest in and to each Property, subject only to the Permitted Title Exceptions and such other matters as are permitted by Section 5 hereof and if the description of the boundary of the applicable Real Property set forth on the Survey is different from the description of the boundary contained in this Agreement, a quitclaim deed conveying the applicable Real Property to Buyer utilizing the description on the Survey, subject to Section 6.4 of this Agreement;

b.	Intentionally Omitted.

c.	General Assignment. The General Assignment;

d.	Non-Foreign Certificate: a Certificate and Affidavit of Non-Foreign Status, in the form attached as EXHIBIT F hereto and by this reference made a part hereof;

e.

Leaseback Lease and Lease Guaranty. The Leaseback Lease signed by Leaseback Tenant, a memorandum of the Leaseback Lease (the “MOL”) signed by Leaseback Tenant, and the Lease Guaranty signed by Guarantor. Leaseback Tenant shall also sign and deliver a subordination, non-disturbance and attornment agreement in the form agreed upon and attached to the Leaseback Lease (the “SNDA”).

f.

Affidavit of Title: an affidavit of title in the form required by the Title Insurer in order to issue its extended coverage owner’s policy of title insurance without exception for mechanic’s, materialmen’s or other statutory liens, for unrecorded easements or for other rights of parties in possession, and subject only to the Permitted Exceptions;

g.

Authority: such evidence as Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto;

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h.

Reaffirmation of Representations and Warranties: a certificate of Seller, dated as of the Closing Date, reaffirming that all representations and warranties of Seller under this Agreement are true, correct and complete as of the Closing Date;

i.	Closing Statement: a Closing Statement;

j.	Warranties. The Warranties, including all related manuals and any consents necessary in order for the Warranties to be duly assigned to Buyer as of the Closing; and

k.

Other Transfer Tax Documents: such other property transfer tax returns, affidavits, declarations or forms, if any, sufficient to comply with Governmental Requirements of the jurisdiction in which the Property is located; and

l.

Further Documentation: such further instructions, documents and information as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement, including any payoff letter or release from Seller’s existing lender required for the Title Insurer to issue the Title Policy without exception for monetary liens as required by Section 5 and Section 7.4(b) above.

9.2.2 Deliveries by Buyer.

a.

Purchase Price: Not later than the Closing Date, Buyer shall deposit with the Escrow Agent, in good funds immediately available, the Purchase Price less the Deposit, and subject to any prorations and credits required by this Agreement.

b.	Leaseback Lease: the Leaseback Lease, MOL and SNDA signed by the Leaseback Landlord;

c.

Authority: such evidence as Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Buyer to enter into this Agreement and to discharge the obligations of Buyer pursuant hereto;

d.

Other Transfer Tax Documents: such other property transfer tax returns, affidavits, declarations or forms, if any, sufficient to comply with Governmental Requirements of the jurisdiction in which the Property is located to the extent such forms are required to be signed by Buyer; and

e.

Further Documentation: such further instructions, documents and information as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

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9.3	Costs. At the Closing:

a.

Transfer Taxes: Seller shall pay any and all transfer taxes and realty transfer fees incident to the conveyance of title to the Property to Buyer, if applicable, as well as any taxes in connection with the Lease;

b.	Recording Costs: Seller shall pay the cost of recording the Deed;

c.	Title Insurance Premium: Seller shall pay the cost of extended owner’s coverage under the Title Policy issued by the Title Insurer;

d.	Financing Costs: Buyer shall pay any mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property;

e.

Diligence Reports: Seller shall pay the cost of the Survey, any zoning report, any property condition report, any Phase I environmental assessment and any Phase II environmental assessments (if required), any seismic reports or studies, the cost of an appraisal for each Property, and the title/search exam fees to prepare the Title Commitment, and Purchaser reserves the right to order directly from the applicable vendors selected by Purchaser any of these diligence reports for the Properties;

f.	Escrow/Closing Fees: Any escrow/closing fees charged by the Title Insurer shall be split evenly by Buyer and Seller; and

g.

Other Costs: Except as otherwise set forth in this Agreement, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees.

h.

Closing Credit. Notwithstanding the foregoing to the contrary, in the event that the transaction contemplated by this Agreement closes, then Buyer shall credit Seller at Closing on the Closing Statement for the cost of (c) and (e) above (“Due Diligence Costs”) for any Property that is purchased by Buyer, but in the event that Closing does not occur, then Seller shall remain responsible for the Due Diligence Costs. Notwithstanding the foregoing, if the Closing does not occur due to the Buyer’s default under this Agreement pursuant to Section 10.2 hereof, Buyer shall be responsible for the Due Diligence Costs and shall reimburse Seller for same to the extent that Seller has already paid the Due Diligence Costs to any vendor directly, provided that Seller shall provide reasonable backup evidence to Buyer of same.

10.	Default and Remedies.

10.1 Seller’s Default. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN BUYER MAY ELECT, AS BUYER’S SOLE AND EXCLUSIVE REMEDIES, EITHER TO:

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(a)

Terminate: TERMINATE THIS AGREEMENT WITH RESPECT TO THE AFFECTED PROPERTY BY NOTIFYING SELLER THEREOF, IN WHICH CASE ESCROW AGENT SHALL RETURN THE APPLICABLE PORTION OF THE DEPOSIT ALLOCATED TO SUCH TERMINATED PROPERTIES TO BUYER, RECOVER FROM SELLER AN AMOUNT OF MONEY EQUAL TO THE OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY BUYER IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT TO THE EXTENT ALLOCATED TO SUCH TERMINATED PROPERTIES (COLLECTIVELY, THE “PURSUIT COSTS”), AND, AFTER RECEIPT BY BUYER OF THE APPLICABLE PORTION OF THE DEPOSIT AND REIMBURSEMENT FROM SELLER FOR THE PURSUIT COSTS, NEITHER PARTY HERETO SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER WITH RESPECT TO SUCH TERMINATED PROPERTIES, EXCEPT THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION; OR

(b)	Specific Performance: ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT; OR

(c)

Intentional Acts of Seller. IF SELLER SELLS OR OTHERWISE TRANSFERS TITLE TO ANY OF THE PROPERTY TO A BONA FIDE PURCHASER OR OTHER TRANSFEREE WITHOUT KNOWLEDGE OF THIS AGREEMENT, OR OTHERWISE INTENTIONALLY TAKES ANY ACTION WHICH MAKES IT IMPOSSIBLE FOR BUYER TO PURSUE SPECIFIC PERFORMANCE, ANY SUCH ACTION WILL CONSTITUTE A WILLFUL AND INTENTIONAL BREACH OF THIS AGREEMENT AND BUYER WILL, ACCORDINGLY, ONLY IN THAT CIRCUMSTANCE BE ENTITLED TO PURSUE ALL REMEDIES AVAILABLE TO BUYER AT LAW OR IN EQUITY.

(d)

Pursuit Costs. IF BUYER BECOMES ENTITLED TO REIMBURSEMENT OF PURSUIT COSTS, BUYER WILL DELIVER WRITTEN NOTICE TO SELLER, WHICH NOTICE SHALL SPECIFY THE AMOUNT OF PURSUIT COSTS DUE AND ENCLOSE REASONABLE SUPPORTING DOCUMENTATION FOR EACH COMPONENT OF THE AMOUNT CLAIMED TO BE DUE. PAYMENT WILL BE DUE FROM SELLER WITHIN THIRTY (30) DAYS AFTER RECEIPT OF ANY SUCH WRITTEN NOTICE FROM BUYER. HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER SHALL ONLY REIMBURSE BUYER, IN AN AMOUNT NOT EXCEEDING THE SUM OF $250,000.00 FOR THE PURSUIT COSTS, WHICH INCLUDES ANY CLAIM FOR ATTORNEY’S FEES.

(e)

No Other Remedies. BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER AS A RESULT OF ANY DEFAULT BY SELLER PRIOR TO CLOSING, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY AS A RESULT OF A DEFAULT HEREUNDER BY SELLER.

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10.2 Buyer Default. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND BUYER SHALL REIMBURSE THE SELLER FOR THE DUE DILIGENCE COSTS IN ACCORDANCE WITH SECTION 9.3(h) OF THIS AGREEMENT.

10.3 Determination of Seller Damages. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.

10.4 Agreement of Parties. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT.

10.5 Confirmation. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS UNDER SECTION 7.1.b., SECTION 9.3(h) AND SECTION 15.2 OF THIS AGREEMENT.

10.6 Seller’s Misrepresentation or Breach of Warranty. In the event that Buyer first discovers after the Closing that any representation, warranty or covenant contained herein was untrue or breached, as the case may be, as of the Closing Date, or if Buyer chooses to enforce any surviving indemnification set forth herein, Buyer shall be entitled to all remedies provided for herein or otherwise available to Buyer at law or in equity.

10.7 Notice and Cure for Buyer. Buyer shall not be in default under this Agreement unless and until Seller has first given to Buyer written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Buyer; provided that no such notice is required for a failure by Buyer to tender performance at Closing.

10.8 Notice and Cure for Seller. Seller shall not be in default under this Agreement unless and until Buyer has first given to Seller written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Seller; provided that no such notice is required for a failure by Seller to tender performance at Closing.

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11.	Maintenance of Improvements and Operation of Property.

(a)	Insurance. Seller agrees to keep in effect until the Closing all insurance coverage which is in effect on the Effective Date.

(b)	Maintenance. Seller shall maintain all Improvements in the condition existing on the Effective Date (ordinary wear and tear, casualty and condemnation excepted).

(c)	Operation. Seller shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date.

(d)

Tenant Vacancy Condition. Seller covenants and agrees to cause the Tenant Vacancy Condition to be satisfied by the Closing Date, and will be responsible for all fees and costs in order to effectuate same. Seller will keep the Buyer reasonably apprised of the status of the Tenant Vacancy Condition upon Buyer’s request.

(e)	Service Contracts. Seller will not, so long as this Agreement remains in effect, enter into any Service Contracts of any nature which will be binding on Buyer or the Property from and after Closing.

(f)

No New Encumbrances. From and after the Effective Date until the date and time of the Closing, Seller shall not convey any portion of the Property or any rights therein, or enter into any conveyance, security document, easement or other agreement, or amend any existing agreement, granting to any Person (other than Buyer) any rights with respect to the Property or any part thereof or any interest whatsoever therein, without Buyer’s prior written consent.

12.	Casualty/Condemnation.

12.1. Minor Loss. Subject to the terms and conditions of this Agreement, Buyer shall be bound to purchase the applicable Property for the allocated Purchase Price, without regard to the effect of any damage to the Property or condemnation of any portion of the Property, provided that in the case of a casualty, the casualty is not a Material Casualty, or in the case of a condemnation or threatened condemnation, the condemnation or threatened condemnation is not a Material Condemnation.

12.2 Material Casualty/Condemnation. In the event of a Material Casualty or a Material Condemnation, Buyer may, at its option to be exercised within 15 Business Days after receipt of notice of the occurrence of the damage or the actual or threatened commencement of condemnation proceedings, either terminate this Agreement with respect to the affected Property or consummate the purchase for the full Purchase Price allocated to such Property as required by the terms hereof.

(a)

Buyer Elects to Terminate. If Buyer elects to terminate this Agreement with respect to the affected Property by delivering written notice thereof to Seller, then this Agreement shall terminate with respect to the affected property, the applicable portion of the Deposit allocated to such terminated Property shall be returned to Buyer and neither party shall have any further rights or obligations hereunder with respect to the terminated Property, except for those which expressly survive any such termination.

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(b)

Buyer Does Not Elect to Terminate. If Buyer elects to proceed with the purchase or fails to give Seller notice within such 15 business day period that Buyer elects to terminate this Agreement, then this Agreement shall remain in full force and effect with respect to the affected Property.

12.3	Awards and Proceeds.

(a)

Credit. Upon the Closing, if Buyer is not entitled to or elects not to terminate this Agreement with pursuant to Section 12.1 and Section 12.2 above, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or condemnation, plus the amount of any insurance deductible, less any reasonable sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed).

(b)

Assignment. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for any reasonable sums expended to collect such proceeds or awards or to repair or restore the Property.

13.	Assignment.

13.1

Assignment by Buyer. Buyer may freely assign this Agreement (a) at anytime during the pendency of this Agreement, without Seller’s prior written consent, to an affiliate of Buyer that is owned or controlled by or under common control with Buyer, or (b) on the Closing Date, upon prior written notice to Seller. Seller must consent to all other assignments, but such consent shall not be unreasonably withheld.

13.2

Assignment by Seller. From and after the Effective Date up to and including the Closing Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

14.

Buyer’s Representation and Warranty. Buyer does hereby represent and warrant to Seller that (a) it is duly organized, validly existing and in good standing under the laws of the State of its formation; (b) it has all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; and (c) the parties executing this Agreement on behalf of Buyer are duly authorized to so do.

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15.	Broker and Broker’s Commission.

15.1	Intentionally Omitted.

15.2

Indemnity. Buyer and Seller each warrant and represent to the other that such party has not and will not employ a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost, including reasonable attorney’s fees actually incurred, suffered or incurred by it as a result of the other’s representation herein being untrue. The foregoing indemnities will survive Closing.

16.	Notices.

16.1

Form of Notice. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by (a) hand, (b) nationally-recognized overnight express delivery service, or (c) by e-mail of a letter in “pdf” format to the addresses set out below:

SELLER:

Peoples Bank

9204 Columbia Avenue

Munster, Indiana 46321

Attn: Robert Lowry

Telephone: 219 853-7610

E-mail: rlowry@ibankpeoples.com

With a copy to:

Krieg DeVault LLP

33 N. Dearborn St., Suite 1140

Chicago, Illinois 60602

Attn: Scott J. Fandre

Telephone: (312) 800-4021

E-mail: sfandre@kdlegal.com

BUYER:

MountainSeed Real Estate Services, LLC

2100 Powers Ferry Rd SE, Suite 300

Atlanta, Georgia 30339

Attn: Dan Wharton, General Counsel

E-mail: dwharton@mountainseed.com

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With a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Attn: Jennifer F. West

Telephone: (404) 881-7856

E-mail: jennifer.west@alston.com

ESCROW AGENT:   Fidelity National Title Group,

3301 Windy Ridge Parkway, Suite 300

Atlanta, Georgia 30339

Attn: Christopher Valentine

Telephone: (404) 419-3203

E-Mail: chris.valentine@FNTG.com

16.2 Effective Date of Notice. Any notice shall be given: (a) on the date of delivery, if delivered by hand; (b) on the date placed in the possession of an overnight express delivery service; or (c) on the date of transmission, if sent by email in portable document format; provided that any time period allowed by this Agreement for a response to any notice so given, will not commence until receipt of the notice given.

16.3 Deemed Receipt. Refusal to accept delivery or inability to make delivery because of a change of address as to which no timely prior notice was given will conclusively constitute receipt of the notice given.

16.4 Change of Address. Either Seller or Buyer may change its address for notice to another address in the continental United States by giving written notice to the other not less than 10 calendar days prior to the effective date of the change of address.

17.	Governing Law. This Agreement shall be construed and interpreted under the laws of the State in which the Land is located.

18.

Construction. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

19.

No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

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20.

Entire Agreement. This Agreement and the documents incorporated herein by reference contain the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect. In entering this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), Seller is relying upon the advice of its own legal, tax, appraisal, valuation, and accounting professionals and acknowledges and agrees that none of Alston & Bird LLP, Buyer, or any affiliate of Buyer has provided Seller with any accounting, tax, appraisal, valuation, or legal advice in connection with this Agreement or the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease). While Buyer may have provided illustrative models to Seller, neither Buyer nor Alston & Bird LLP have provided advice to Seller regarding the advisability of entering into the Agreement (or the Leaseback Lease). Buyer and Alston & Bird LLP have encouraged Seller to engage its own accounting, tax, appraisal, valuation, and legal professionals in connection with this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), and Seller has engaged such professionals as Seller has deemed appropriate for this transaction in Seller’s reasonable business judgment. In no event shall Seller be entitled to rely upon accounting, tax or legal advice from Alston & Bird LLP, Buyer, or any affiliate of Buyer. In entering this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), Buyer is relying upon the advice of its own legal, tax, appraisal, valuation, and accounting professionals and acknowledges and agrees that none of Krieg DeVault LLP, Seller, or any affiliate of Seller has provided Buyer with any accounting, tax, appraisal, valuation, or legal advice in connection with this Agreement or the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease). While Seller may have provided illustrative models to Buyer, neither Seller nor Krieg DeVault LLP have provided advice to Buyer regarding the advisability of entering into the Agreement (or the Leaseback Lease). Seller and Krieg DeVault LLP have encouraged Buyer to engage its own accounting, tax, appraisal, valuation, and legal professionals in connection with this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), and Buyer has engaged such professionals as Buyer has deemed appropriate for this transaction in Buyer’s reasonable business judgment. In no event shall Buyer be entitled to rely upon accounting, tax or legal advice from Krieg DeVault LLP, Seller, or any affiliate of Seller.

21.

Binding Effect. Subject to Section 13, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

22.

Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

23.	Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions.

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24.

Date For Performance. If the time period or date by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a non-Business day, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

25.	Recording. Seller and Buyer agree that they will not record this Agreement.

26.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. Electronic or facsimile signatures shall have the same force and effect as original signatures.

27.

Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

28.	Time of Essence. Time is of the essence of this Agreement.

29.	Tax Free Exchange

Notwithstanding any terms to the contrary in the Agreement, either party shall have the right to transfer the Property in a manner qualifying the sale as part of a tax deferred exchange pursuant to the provisions of Section 1031 of the Internal revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (hereinafter referred to as an “Exchange”). In the event that a party enters into an Exchange, (i) the other party shall consent to the assignment of the proceeds of this Agreement to a qualified “intermediary”; (ii) Purchaser shall pay the Purchase Price to the intermediary; and (iii) the other party shall cooperate with respect to the Exchange, including the execution and delivery of any documents necessary to qualify the sale of the Property for the like-kind exchange treatment under the Code and the Treasury Regulations promulgated thereunder. The foregoing agreements are made on condition that (i) the cooperating party incurs no additional cost or expense in connection with the Exchange; (ii) the Exchange shall in no way affect the rights of the cooperating party under any other paragraph of the Agreement; and (iii) the cooperating party shall not be required to acquire title to any other real estate property in connection with the Exchange.

30.

Bulk Sales. As soon as reasonably practical after the expiration of the Inspection Date, Seller shall submit the appropriate applications for the Property to obtain (and Buyer shall cooperate and execute any necessary documentation in connection therewith) (a) a release letter issued to Buyer by the Illinois Department of Revenue showing that Buyer has no liability for the payment of any of Seller’s assessed but unpaid taxes, penalties or interest due under the Illinois Income Tax Act, 35 ILCS 120/5j et. seq. and any tax, penalty or interest due under the Retailer’s Occupation Tax Act 35 ILCS 5/902 et. seq. (the “State Bulk Sales Acts”); and (b) a letter from the Cook County Department of Revenue showing

27

that Seller has no unpaid taxes, penalties or interest due under Article III of the Code of Ordinances of Cook County, Illinois (the “County Bulk Sales Ordinance”); which collectively the State Bulk Sales Acts and the County Bulk Sales Ordinance are collectively called the “Bulk Sales Laws”). Seller shall provide Buyer with contemporaneous evidence of Seller’s timely request for such release letters and/or certificate in accordance with the Bulk Sales Laws. In the event that prior to Closing, Seller furnishes a certificate or statement (a “Stop Order”) from the Illinois Department of Revenue and/or the Cook County Revenue Department, as the case may be, stating that any tax, penalty or interest is assessed against Seller but unpaid, Buyer may withhold from the cash portion of the Purchase Price for the Property an amount equal to the amounts set forth in such Stop Order and deposit such amounts with Escrow Agent which shall be held and disbursed by the Escrow Agent pursuant to an escrow agreement to be executed by Buyer, Seller and Escrow Agent on the Closing Date, which escrow agreement shall be in a form reasonably satisfactory to Buyer and Seller and in compliance with the Bulk Sales Laws. Furthermore, notwithstanding anything to the contrary contained herein, Buyer acknowledges and agrees that the issuance of the release letters, certificates or confirmation from the State of Illinois and/or Cook County, as applicable, shall not be a condition to Closing. If any such release letters, certificates or confirmation from the State of Illinois and/or Cook County, as applicable, are not received by Closing, then, Closing shall occur so long as Seller executes an indemnification agreement, in form attached hereto and incorporated herein as EXHIBIT G, indemnifying Buyer against any claims by any of the State of Illinois and Cook County if a letter, certificate or confirmation was not provided for any unpaid taxes, penalties or interest owed by Seller (any such indemnity agreement is called a “Bulk Sales Indemnity”).”

31.

Exclusivity. So long as this Agreement remains in effect, Seller shall not, directly or indirectly, list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property or take any action to encourage or facilitate any of the foregoing or the making of any proposals or inquiries that may reasonably be expected to lead to any of the foregoing.

32.

Survival. No representations, warranties, covenants or agreements of Seller or Buyer contained herein shall survive the Closing or the earlier termination of this Agreement, except as expressly provided in this Agreement. The representations, warranties, covenants and/or agreements of Seller and Buyer, as applicable, contained in following Sections or provisions shall survive (i) the Closing for a period of twelve (12) months unless a limited period of survival is established therefor: Section 4.2, Section 8.1 and 8.2, and Section 14; (ii) the earlier termination of this Agreement for a period of 2 years: Section 7.1(b); and (iii) the Closing or, as applicable, the earlier termination of this Agreement, indefinitely: Section 15.2.

[END OF AGREEMENT – SIGNATURES APPEAR ON FOLLOWING PAGE]

28

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its authorized signatory.

SELLER / LEASEBACK TENANT:

PEOPLES BANK, an Indiana-chartered Commercial Bank

By:	/s/ Robert Lowry
Name:	Robert Lowry
Title:	Executive Vice President and Chief
Operating Officer

BUYER:

MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company

By:	/s/ Nathan Brown
Name:	Nathan Brown
Title:	President

[Signature Page 1 of 1 to Purchase and Sale Agreement]

29

EXHIBIT A

SCHEDULE OF PROPERTY AND DESCRIPTION OF LAND

Address	City	State	Price	Rent	Deposit
141 W. Lincoln Hwy.	Schererville	IN	$3,777,600	[***]	$10,000.00
8600 Broadway	Merrillville	IN	$3,760,400	[***]	$10,000.00
4901 Indianapolis Blvd.	East Chicago	IN	$1,665,575	[***]	$10,000.00
855 Stillwater Pkwy	Crown Point	IN	$1,873,875	[***]	$10,000.00
14701 S. Ravinia Avenue	Orland Park	IL	$6,110,975	[***]	$10,000.00

LEGAL DESCRIPTIONS

1.	141 W. Lincoln Highway, Schererville, IN:

LOT 13, SHERWOOD FOREST, EIGHTEENTH ADDITION, TO THE TOWN OF SCHERERVILLE, AS SHOWN IN PLAT BOOK 47, PAGE 152, IN LAKE COUNTY, INDIANA.

2.	8600 Broadway, Merrillville, IN:

LOT 1 OF THE REPLAT OF LOTS 1 AND 5 IN THE WILLIAMSBURG, A SUBDIVISION IN THE TOWN OF MERRILLVILLE, LAKE COUNTY, INDIANA, AS PER PLAT THEREOF, RECORDED IN PLAT BOOK 68, PAGE 22, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA.

3.	4901 Indianapolis Blvd., East Chicago, IN:

LOTS 40 TO 48, BLOCK 3, A SUBDIVISION OF PART OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 37 NORTH, RANGE 9 WEST OF THE SECOND P.M., IN THE CITY OF EAST CHICAGO, AS SHOWN IN PLAT BOOK 2, PAGE 11, IN LAKE COUNTY, INDIANA.

A-1

4.	855 Stillwater Parkway, Crown Point, IN:

LOT 35 IN CLEARWATER COVE, A PLANNED UNIT DEVELOPMENT, AS PER PLAT THEREOF, RECORDED IN PLAT BOOK 92, PAGE 52, IN THE OFFICE OF THE RECORDER OF LAKE COUNTY, INDIANA.

5.	14701 S. Ravinia Avenue, Orland Park, IL:

LOT 2 IN CHICAGO LAND SUBDIVISION OF PART OF THE NORTH QUARTER OF THE EAST 1⁄2 OF THE EAST 1⁄2 OF THE SOUTHEAST 1⁄4 OF SECTION 9, TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

A-2

EXHIBIT B

PERMITTED TITLE EXCEPTIONS

1	Taxes and assessments for the year in which the Closing occurs and subsequent years.

2.	Such state of facts which would be shown by a current survey of the Property and not timely objected to by Buyer pursuant to this Agreement.

3.	Other title exceptions listed in Buyer’s Title Commitment and not timely objected to by Buyer pursuant to this Agreement.

4.	The Leaseback Lease.

B-1

EXHIBIT C

LIST OF DUE DILIGENCE MATERIALS

1. Site and Ownership Documents

a.	Seller’s Title Policy (together with listed exceptions)

b.	ALTA/ASCM “As-Built” Survey (to be provided at Seller’s expense), together with any other surveys of Property in Seller’s possession or control

c.	Agreements binding or encumbering the property, including documents containing restrictive covenants or easements

d.	Site reports (Environmental Reports, geotechnical, engineering, seismic and similar reports)

e.	Schedule of any litigation or material disputes affecting the property (including settled or adjudicated matters) in the trailing 5 year period

f.	Owner’s Association Documents (bylaws, ARC approval and similar)

g.

Written notices from any governmental or quasi-governmental authority of a violation of any law or regulation with respect to the Property (or any portion thereof) which remains uncured or with respect to the exercise by such authority of the right of condemnation or eminent domain.

2. Building Documents

a.	Plans and Specifications (civil drawings, electrical plans, plumbing plans, fire sprinkler plans, structural plans and similar)

b.	Warranty agreements
c.	Service Contract

d.	Building Inspection Reports

e.	Building O&M Manual

f.	Utilities Bills for trailing 3 month period (with evidence of payment)

g.	Equipment maintenance records

h.	Schedule of personal property

i.	Building Permits, Certificates of Completion or similar

j.	Evidence of Zoning Compliance

k.	Building Insurance Certificates and schedule of claims for trailing 3 year period.

3. Financial Documents

a.	Property tax bills for trailing 3 year period (with evidence of payment)

b.	Statement of assessed value

c.	Schedule of capital expenditures for trailing 3 year period

d.	Monthly operating statements for trailing 12 month period

e.	Annual operating statements for trailing 3 year period

C-1

EXHIBIT D

TERMS OF ESCROW

1. DEPOSITS OF FUNDS. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may initially deposit such funds in its custodial or escrow accounts which may result in the funds being commingled with escrow funds of others for a time; however, as soon as the Deposit has been credited as collected funds to Escrow Agent’s account, then Escrow Agent shall immediately deposit the Deposit into an interest bearing account with any reputable trust company, bank, savings bank, savings association, or other financial services entity approved by Seller and Buyer. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property. Seller and Buyer will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to this account. Seller and Buyer do hereby certify that each is aware that the Federal Deposit Insurance Corporation coverages apply to a legally specified maximum amount per depositor. Further, Seller and Buyer understand that Escrow Agent assumes no responsibility for, nor will Seller or Buyer hold same liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages.

All interest will accrue to and be reported to the Internal Revenue Service for the account of Buyer, as set forth below:

Name:

Address:

Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and Buyer instructions.

2. DISBURSEMENT OF DEPOSIT. Escrow Agent shall disburse all or any portion of the Deposit in accordance with and in reliance upon joint written instructions from both Seller and Buyer. The Escrow Agent shall have no responsibility to make an investigation or determination of any facts underlying such instructions or as to whether any conditions upon which the funds are to be released have been fulfilled or not fulfilled, or to whom funds are released. Notwithstanding the foregoing, in the event that Buyer terminates the Agreement prior to the Inspection Date and delivers a copy of such termination to Escrow Agent, then Escrow Agent shall return the Deposit to Buyer within one (1) business day thereof, and no consent from Seller shall be required for such disbursement.

3. DEFAULT AND/OR DISPUTES. In the event any party to the transaction underlying this Agreement shall tender any performance after the time when such performance was due, Escrow Agent may proceed under this Agreement unless one of the parties to this Agreement shall give to the Escrow Agent written direction to stop further performance of the Escrow Agent’s functions hereunder. In the event written notice of default or dispute is given to the Escrow Agent by any party, or if Escrow Agent receives contrary written instructions from any party, the Escrow Agent will promptly notify all parties of such notice. Thereafter, Escrow Agent will decline to disburse funds or to deliver any instrument or otherwise continue to perform its escrow functions, except upon receipt of a mutual written agreement of the parties or upon an appropriate order of court. In the event of a dispute, the Escrow Agent is authorized to deposit the escrow into a court of competent jurisdiction for a determination as to the proper disposition of said funds. In the event that the funds are deposited in court, the Escrow Agent shall be entitled to file a claim in the proceeding for its costs and counsel fees, if any.

4. ESCROW AGENT FEES AND OTHER EXPENSES. Escrow Agent shall not charge for its services hereunder. Escrow Agent shall not be required to advance its own funds for any purpose provided that any such advance, made at its option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent.

5. PERFORMANCE OF DUTIES. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may occur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (a) any good faith act or omission upon advice of counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, or (b) any good faith act or omission in reliance upon any document, including any written notice or instructions provided for in the Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons and to conform with the provisions of this Agreement.

6. LIMITATIONS OF LIABILITY. Escrow Agent shall not be liable for any loss or damage resulting from the following:

(a) The effect of the transaction underlying this Agreement including without limitation, any defect in the title to the real estate, any failure or delay in the surrender of possession of the Property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any other party, and/or any misrepresentation of fact made by any other party;

(b) The default, error, act or failure to act by any other party;

(c) Any loss, loss of value or impairment of funds which have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a depository institution if such loss or loss of value or impairment results from the failure, insolvency or suspension of a depository institution;

(d) Any defects or conditions of title to any property that is the subject of this escrow provided, however, that this limitation of liability shall not affect the liability of Escrow Agent under any title insurance policy which it has issued or may issue (NOTE: No title insurance liability is created by this Agreement); and

(e) Escrow Agent’s compliance with any legal process including but not limited to, subpoena, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

7. HOLD HARMLESS. Buyer and Seller shall indemnify the Escrow Agent and hold the Escrow Agent harmless from all damage, costs, claims and expenses arising from performance of its duties as Escrow Agent including reasonable attorneys’ fees, except for those damages, costs, claims and expenses resulting from the gross negligence or willful misconduct of the Escrow Agent.

8. RELEASE OF PAYMENT. Payment of the funds held in escrow by the Escrow Agent, in accordance with the terms, conditions and provisions of this Terms of Escrow, shall fully and completely discharge and exonerate the Escrow Agent from any and all future liability or obligations of any nature or character at law or equity to the parties hereto or under this Agreement.

EXHIBIT E

ASSIGNMENT OF

WARRANTIES AND OTHER INTANGIBLE PROPERTY

This Assignment of Warranties and Other Intangible Property (this “Assignment”) is made and entered into this ___ day of _________, 20__, by and between ____________, a _____________ (“Assignor”), _______________, a ______________ (“Assignee”).

This Assignment is being made pursuant to that certain Agreement for Purchase and Sale of Property dated as of __________, 2023 by and between Assignor and [Buyer] (as amended, the “PSA”); terms not otherwise capitalized here shall have the meanings assigned thereto in the PSA.

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) the warranties held by Assignor affecting the Property (the “Warranties”), including, but not limited to those listed on Exhibit A, if any, attached hereto and made a part hereof for all purposes, and (ii) other Intangible Personal Property (as defined in the PSA) owned by Assignor which relate to the ownership of the Real Property and any other agreements or rights relating to the ownership of the Real Property (collectively, the “Other Intangible Property”).

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto.

[Signature Page Follows]

E-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

ASSIGNOR: ASSIGNOR NAME, ASSIGNOR ENTITY Name: Title:

ASSIGNEE: ASSIGNEE NAME, ASSIGNEE ENTITY Name: Title:

Exhibit A: Warranties

E-2

EXHIBIT F

NON-FOREIGN AFFIDAVIT

The undersigned deponent (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1. Deponent is presently a ____________ of [SELLER NAME: ________________], [a ______________________] (the “Seller”).

2. In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct.

3. The Seller is the owner of certain real estate, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the “Property”).

4. Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [BUYER NAME: ________________], [a ______________________] (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by the Seller, Deponent hereby certifies the following:

(a) The Seller is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Code.

(b) The Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

(c) The Seller’s United States taxpayer identification number is ______________________.

(d) The address (and, if different, the mailing address) of the Seller is ____________________________.

(e) The Seller owns 100% of the aforesaid Property.

(f) Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Seller to Transferee, which conveyance constitutes the disposition by the Seller of a United States real property interest, for the purpose of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

F-1

(g) Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

5. Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete and I further declare that I have the authority to make this affidavit and the certifications contained herein on behalf of the Seller.

Sworn to and subscribed before me, this ____ day of ______________, 20__. Notary Public [NOTARY SEAL] My commission expires:	_________________________, in his/her capacity as ________________ of ______________________

F-2

EXHIBIT G

BULK SALES INDEMNITY

The undersigned does hereby agree to indemnify and hold [ ] (“Buyer”) harmless from and against, and shall reimburse Buyer for any and all loss, claim, liability, damages, cost, expense, action or cause of action, arising from, out of or as a consequence of:

1. The undersigned’s failure to pay any taxes or other amounts due to the [State of Illinois, (add references to county and/or municipal ordinances, if applicable)] for which Buyer is made liable under the Bulk Sales Laws1;

2. The undersigned’s failure to deliver to Buyer, prior to the date hereof, a Release of Bulk Sales Stop Order, or any equivalent document, which states that the Buyer is not required to withhold any amount of the purchase price for the purchase of the property legally described in Exhibit A attached hereto in [________], Illinois pursuant to the “bulk sales” provisions of the Illinois Retailers Occupation Tax Act, 35 ILCS 120/1 et seq., the Illinois Income Tax Act, 35 ILCS 5/101 et seq. [add references to county and/or municipal ordinances, if applicable] (collectively, the “Bulk Sales Laws”); and

3. Any interest, penalties, fees or costs incurred by Buyer in connection with the items referenced in (1) and (2) above, including any reasonable attorneys’ fees and costs incurred by Buyer in the defense of any action brought against Buyer pursuant to the Bulk Sales Laws.

This indemnification shall expire upon the presentation by the undersigned to Buyer of said Release or its equivalent.

Dated: _____________________, 2024

[ADD SELLER/INDEMNITOR SIGNATURE BLOCK]

Exhibit A

Legal Description of Property

[to be added]

[1]

To the extent Seller secures a release letter, certificate or confirmation from any of the applicable governing entities prior to Closing, then such governmental entity will be removed from the Bulk Sales Indemnity.

G-1

EXHIBIT H

LEASEBACK LEASE

[attach]

H-1

LEASE AGREEMENT

Dated as of January 29, 2024

between

Peoples Bank, an Indiana-chartered Commercial Bank,

as the Tenant

and

PEO BRANCH LANDLORD, LLC,

as the Landlord

TABLE OF CONTENTS

1.	Certain Definitions	1
2.	Demise of Leased Premises	1
3.	Title and Condition	1
4.	Use of Leased Premises; Quiet Enjoyment	2
5.	Term	3
6.	Rent	3
7.	Net Lease; Non-Terminability	5
8.	Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements	7
9.	Liens; Recording and Title	8
10.	Indemnification	8
11.	Maintenance and Repair	9
12.	Alterations	10
13.	Condemnation	11
14.	Insurance	12
15.	Restoration	15
16.	Subordination to Financing	16
17.	Assignment, Subleasing	18
18.	Permitted Contests	18
19.	Conditional Limitations; Default Provisions	19
20.	Additional Rights of Landlord and Tenant	21
21.	Notices	23
22.	Estoppel Certificates	24
23.	Surrender and Holding Over	24
24.	No Merger of Title	25
25.	Definition of Landlord	25
26.	Hazardous Substances	25
27.	Entry by Landlord	26
28.	No Usury	26
29.	Withholdings	26
30.	Financial Statements	27
31.	Separability	27
32.	Miscellaneous	27

EXHIBIT A	Legal Description
EXHIBIT B	Basic Rent
EXHIBIT C	Parent Guaranty
EXHIBIT D	Form of SNDA

APPENDIX A Definitions

i

LEASE

THIS LEASE (as amended, supplemented or otherwise modified from time to time, this “Lease”) made as of January 29, 2024, by and between PEO Branch Landlord, LLC, a Delaware limited liability company, as landlord, having an office at 2100 Powers Ferry Road SE, Suite 410, Atlanta, GA 30339 and Peoples Bank, an Indiana-chartered Commercial Bank , as tenant, having an office at 9204 Columbia Avenue, Munster, Indiana 46321.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.

Demise of Leased Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.

Title and Condition.

(a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and (ii) the condition of the Leased Premises as of the Commencement Date, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

(c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease as of the date hereof.

(d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease, provided that Landlord shall retain the right to enforce the Guaranties in the name of Tenant during the continuance of an Event of Default. Any monies collected by Tenant (net of reasonable out-of-pocket collection expenses) under any of the Guaranties shall be used to effect the replacement or repair with respect to which such monies were claimed. Landlord hereby agrees to execute and deliver, at Tenant’s expense, such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected by this Paragraph 3(d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required, provided that, in confirmation of such reassignment, Tenant shall promptly execute and deliver any instrument which Landlord may reasonably request.

(e) This Lease is being entered into contemporaneously with the execution of the Agreement for Purchase and Sale (“PSA”) by Tenant and Landlord dated January 29, 2024. In the event of any discrepancies between the terms of this Lease and the PSA, the terms of the Lease shall be controlling. In the event of any termination of the PSA, this Lease shall simultaneously terminate and be of no further force and effect. For the avoidance of doubt, the Commencement Date shall not occur and this Lease shall not be effective until such time as Landlord acquires title to the Land pursuant to the terms of the PSA.

4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant may use the Leased Premises as a Facility or for any other lawful purpose, so long as such other lawful purpose would not (i) in Landlord’s reasonable determination, have a material adverse effect on the residual value of the Leased Premises at the end of the Term (after giving effect to Tenant’s return obligations under this Lease), (ii) materially increase (when compared to use as a Facility) the likelihood that Tenant or Landlord would incur material liability under any provisions of any Environmental Laws, or (iii) subject Landlord to any burdensome regulation. In no event shall the Leased Premises be used for any purpose or in any manner which shall violate any of the provisions of any Permitted Encumbrance or any Record Agreement. Tenant shall, at its expense, timely observe, perform, comply with, make any payments required under, and carry out the provisions of, each Permitted Encumbrance and Record Agreement required therein to be observed and performed by the owner, operator or occupant of the Leased Premises during the Term, including, without limitation, paying any and all assessments for common area maintenance costs.

2

(b) Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner that would (i) make void or voidable any insurance that Tenant is required hereunder to maintain in force, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements, except in connection with Alterations permitted under Paragraph 12.

(c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants that neither Landlord, nor any Person claiming by, through or under Landlord, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5.	Term.

Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the Commencement Date and ending on the Expiration Date.

6.	Rent.

(a) Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the Basic Rent in advance, on the Commencement Date and on each Basic Rent Payment Date occurring after the Commencement Date, and shall pay the same by ACH or wire transfer in immediately available federal funds, by 1:00 p.m., New York time on the date due, to such account in such bank as Landlord shall designate from time to time. In the event that the Commencement Date is a date other than the first Business Day of a calendar month, the Basic Rent due on the Commencement Date shall be an amount equal to the amount of Basic Rent set forth on Exhibit B hereto for the first Basic Rent Payment Date, times 1/30, times the number of days from and including the Commencement Date to and excluding the first day of the following calendar month, and the Basic Rent due on the first Business Day of the month following the month in which the Commencement Date occurs shall be the amount set forth on Exhibit B for the first Basic Rent Payment Date.

(b) Tenant shall pay and discharge, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by ACH or wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate from time to time.

(c) If any installment of Basic Rent or Additional Rent is not paid when the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Rate. In addition to the interest payable pursuant to the foregoing sentence, any payment not received by the applicable due date shall incur a late charge in the amount of one percent (1%) of such late payment amount (except to the extent such late charge is prohibited by applicable law). Tenant and Landlord agree that this late charge represents a reasonable sum (considering all of the circumstances existing on the date of the execution of this Lease) and a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s failure to pay such amounts on time. Tenant and Landlord further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue Basic Rent or Additional Rent payment and shall not prevent Landlord from exercising any of the other rights available hereunder.

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(d) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(e) Anything contained in this Lease to the contrary notwithstanding, Tenant shall not, without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Premises on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Premises so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Premises to any person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(1) of the Code) of OSREC) in which Landlord or OSREC owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Premises in any other manner, in each case of clauses (i) through (iv), which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 6(e) shall likewise apply to any further subleasing by any subtenant.

(i)

Anything contained in this Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(1) of the Code)) in order to maintain Landlord’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(ii)

Anything contained in this Lease to the contrary notwithstanding. upon request of Landlord. Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant. and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of OSREC’s

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“real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease or (iv) result in the imposition of any additional material obligation upon Tenant under any Legal Requirement.

(iii)

Tenant acknowledges that Landlord’s direct or indirect parent may intend to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code). Tenant agrees that it will not knowingly or intentionally take or omit to take any action, or permit any status or condition to exist at the Premises, which Tenant actually knows (acting in good faith) would or could result in the Rent payable under this Lease not qualifying as “rents from real property” within the meaning of Section 856(d) of the Code.

7.	Net Lease; Non-Terminability.

(a) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term. This is a net lease and, except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent, and the obligations of Tenant under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation (except as provided in Paragraph 13), (iii) the prohibition, limitation or restriction of, or interference with, Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title, constructive eviction or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless expressly provided in this Lease to the contrary or unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall have the right to pursue a cause of action against Landlord for actual damages resulting from Landlord’s default under this Lease, it being understood that Tenant shall have no right to set off any such damages against the Basic Rent or Additional Rent payable under this Lease or to exercise any of the other rights waived in Section 7(c) below.

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(b) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, provided that if no Event of Default has occurred and is continuing, this Lease is terminated by Landlord under the Federal Bankruptcy Code or such trustee, receiver or liquidator or by any court under the Federal Bankruptcy Code and Tenant is dispossessed of the Leased Premises, Tenant shall have no obligation to pay Basic Rent or any other obligation under this Lease that accrues after such termination and dispossession so long as Tenant has returned the Leased Premises in accordance with the terms of this Lease.

(c) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights that are not expressly stated or reserved in this Lease but that may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or any Additional Rent, and (iii) for any statutory Lien or offset right against Landlord or its property.

(d) Tenant represents and warrants that Tenant has independently verified that the transaction contemplated by this Lease complies with all regulations applicable to the Tenants business, including without limitation any regulations applicable to the sale of the Property by [Tenant] to Landlord pursuant to that certain [Purchase and Sale Agreement” (the “Sale Agreement”) and subsequent leaseback of the Property by Tenant as contemplated herein (collectively, the “Sale-Leaseback Regulations”). Tenant has obtained all required regulatory approvals as may be necessary or appropriate in connection with the transaction contemplated by the Sale Agreement and this Lease, and Tenant is entering the transaction contemplated by the Sale Agreement and this Lease solely relying on, and after full review of, their own due diligence and not on the basis of any statement made by Landlord or any Indemnitees. Neither Landlord nor any Indemnitees has made any representation or warranty to Tenant as it relates to the Sale-Leaseback Regulations or the compliance of this transaction with any of the Sale-Leaseback Regulations. To the fullest extent permitted by applicable law, Tenant shall indemnify and hold harmless Landlord and the Indemnitees from and against any and all claims, losses, damages, expenses and other liabilities arising with respect to the Sale-Leaseback Regulations (collectively referred to as “Regulatory Claims” and individually as a “Regulatory Claim”), including, as incurred, reasonable, out-of-pocket attorneys’ fees, that Tenant, Parent or any Affiliates thereof may incur that arise out of or in connection with the Seller’s breach of any representation, warranty or other obligation in this Paragraph 7(d). Landlord shall promptly notify Tenant of any Regulatory Claim filed against Landlord or any Indemnitees, and Tenant shall defend Landlord and the Indemnitees, at the request of Landlord or any one or more of the Indemnitees, with counsel reasonably satisfactory to Landlord or the applicable Indemnitees making the request. The terms of this Paragraph 7(d) shall survive the expiration or earlier termination of this Lease.

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8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a) (i) Tenant shall, before interest or penalties are due thereon, pay directly to the applicable third party and discharge all Impositions. If received by Landlord, Landlord shall, within ten (10) days of Landlord’s receipt thereof, but in any event at least fifteen (15) Business Days prior to the due date for the related Imposition (provided that Landlord has received such bill or invoice prior to five (5) Business Days preceding such due date), deliver to Tenant any bill or invoice with respect to any Imposition.

(ii) In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by Governmental Authorities which relate to the Impositions. Tenant shall deliver to Landlord, promptly upon request by Landlord, receipts for the payments of all property taxes related to the Leased Premises. In addition, Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority and receipts for payments of all other Impositions made during each calendar year of the Term.

(b) Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

(c) Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord on or before the date that will permit Landlord to remit the payment before interest or penalties are due thereon.

(d) If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition payable by Tenant hereunder, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such Filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least twenty (20) days, prior to the time such Filing is required to be filed. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant, it being understood that Tenant shall have no liability hereunder with respect to any failure of Landlord to timely file any Filing that Tenant has provided to Landlord pursuant to the second sentence of this subparagraph (d) or for any insufficiency or inaccuracy in any Filing if such insufficiency or inaccuracy is attributable to Landlord.

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(e) Notwithstanding anything herein to the contrary, any obligations of Tenant under the provisions of this Paragraph 8 that accrue prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination of this Lease.

9. Liens; Recording and Title.

(a) Subject to the Tenant’s right to contest as set forth in Paragraph 18, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on the Leased Premises, the Basic Rent or any Additional Rent, other than the Permitted Encumbrances and any mortgage, Lien or other charge created by or resulting from any act of Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

(b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of such recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or Lien in or upon the estate of Landlord in any of the Leased Premises, other than an assignment or a sublease, in either case, as permitted under the provisions of Paragraph 17.

10. Indemnification.

(a) Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims, whether asserted prior to, during or after the Term, that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee’s ordinary negligence, but excluding any Indemnitee’s gross negligence or willful misconduct), except as otherwise provided by law, arising out of (i) the initial acquisition of the Leased Premises by Landlord from Tenant, ownership of the Leased Premises by Landlord, leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, renewal of this Lease, or the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Premises (or any portion thereof), any Record Agreement existing as of the date of this Lease or consented to by Tenant or from the granting by Landlord at Tenant’s request of any Record Agreement, licenses, or any rights with respect to all or any part of the Leased Premises, (ii) the non-compliance of the Leased Premises with Applicable Laws and any other liability under Applicable Laws related to the Leased Premises or this Lease (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (iii) this Lease or any modification, amendment or supplement hereto, (iv) any default by Tenant under this Lease, (v) the business and activities of Tenant or of any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), and (vi) any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials on, under, from, to or at the Leased Premises or any portion thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation), in each case whether prior to or during the Term, including

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the cost of assessment, containment and/or removal of any such Hazardous Materials, the cost of any actions taken in response to a Release of any such Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises, or the operation thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation). Provided, however, Tenant’s indemnification obligations will not apply to Claims to the extent caused by the gross negligence or willful misconduct of Landlord or any Indemnitee.

(b) The obligations of Tenant under this Paragraph 10 shall survive any termination or expiration of this Lease.

11. Maintenance and Repair.

(a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) in the same (or better) condition and order of repair as exists as of the Commencement Date, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g). Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly (but in any event shall commence actions to initiate such repairs as quickly as possible after the date Tenant becomes aware that such repairs are necessary, or, in the event of a Restoration pursuant to Paragraph 13(c) or 14(g), within sixty (60) days of the date insurance proceeds or a condemnation award has been paid to the Trustee (it being understood that Tenant shall take such steps as are reasonably necessary to protect and preserve the integrity and safety of the Leased Premises pending such payment) and shall diligently pursue such repairs to completion), and all repairs shall be made in a good, proper and workmanlike manner.

(b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective variances, waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both (or in the case of a violation of Insurance Requirements, obtain new coverage where there is no violation of any Insurance Requirements), or (ii) take such action as shall be necessary to remove such violation, including, if necessary, the making of an Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

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(c) If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may, thirty (30) days after Tenant’s receipt of written notice of default and failure of Tenant to commence to cure during such period or to diligently pursue such cure to completion, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of, and at the expense of, Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication and shall give Tenant as much time as is reasonably practicable before acting independently to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease on demand.

(d) Tenant shall from time to time replace with Replacement Equipment any of the Equipment that shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment (except for Trade Fixtures) shall become the property of Landlord, shall be free and clear of all Liens and rights of others and shall become a part of the Equipment as if originally demised herein.

12. Alterations.

Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are not Structural Alterations and the cost of which does not exceed the Threshold Amount, in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) of this Paragraph 12.

(a) Upon at least 30 days’ prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises that are Structural Alterations and/or the cost of which exceeds the Threshold Amount, in the aggregate, in any calendar year; provided, that, (i) no Event of Default has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budget and proposed schedule of construction with respect thereto and Landlord shall have consented to such Alterations, which consent shall be in Landlord’s sole discretion.

(c) In connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements and Insurance Requirements; (iii) no such Alteration shall change the permitted use of the Leased Premises (as described in Paragraph 4), (iv) Tenant shall promptly pay all costs and expenses of any such Alteration and shall discharge all Liens filed against any of the Leased Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with

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any such Alteration; (vi) subject to Tenant’s contest rights set forth in Paragraph 18, Tenant shall not incur any debt with respect to such Alteration that results in any mortgage or other encumbrance on the Leased Premises or any part thereof, and (vii) in the case of any Alteration the estimated cost of which in any one instance exceeds the Threshold Amount, such Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.

(d) All Alterations shall, upon the expiration or earlier termination of this Lease , become the property of Landlord, without any further act. To the extent permitted by the Code and by any applicable state tax laws and regulations, Tenant shall be entitled to the tax benefits, if any, with respect to any Alterations made by Tenant at Tenant’s expense until such time as such Alterations become the property of Landlord pursuant to the foregoing sentence.

Condemnation.

Each of Landlord and Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify the other party thereof and each of Landlord and Tenant shall be entitled, at its sole cost and expense, to participate in any Condemnation proceeding. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment in respect of any Condemnation of the Leased Premises or any part thereof, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord any Tenant’s Award.

(a) If (I) the entire Leased Premises, (II) a material portion of the Land or the Improvements or any means of ingress, egress or access to the Leased Premises, the loss of which even after restoration would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, or (III) any means of ingress, egress or access to the Leased Premises which does not result in at least one method of ingress and egress to and from the Leased Premises remaining that is sufficient for Tenant’s use thereof and that meets all existing Legal Requirements, as determined by Tenant in its reasonable discretion, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than ninety (90) days after such Taking has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease shall terminate on the Taking Termination Date and Landlord shall be entitled to receive and retain the entire award. In the event that Tenant terminates this Lease pursuant to the foregoing sentence, such termination shall be effective upon the later of (i) the Termination Date set forth in such Termination Notice and (ii) the date that possession is required to be surrendered to the applicable authority (the “Taking Termination Date”). Upon such termination date, Tenant shall pay to Landlord the sum of (x) all accrued and unpaid Basic Rent as of such date, and (y) all Additional Rent due and payable on or prior to such date that remains unpaid and upon such payment, this Lease shall terminate and, except for those provisions that survive termination, neither Tenant nor Landlord shall have any further obligations hereunder.

(b) Intentionally omitted.

(c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, promptly after the award with respect to such Condemnation has been paid by the related authority to the Trustee (or Landlord if no Loan is then outstanding), Tenant, to the extent Restoration of the Leased Premises is practicable, shall commence and diligently continue to completion such Restoration.

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(ii) Upon the payment to Landlord or Trustee of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lenders shall, to the extent received, make the Net Award available to Tenant for Restoration in accordance with the provisions of Paragraph 15. The proceeds remaining after the completion of, and payment for, the Restoration, if any, shall be retained by Landlord. In the event of any such partial Condemnation, all Basic Rent and Additional Rent shall continue unabated and unreduced.

(iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition received by Landlord to the installments of Basic Rent or Additional Rent thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d) No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of the Lenders, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld, provided that if an Event of Default has occurred and is then continuing or Tenant has served a Tenant’s Termination Notice, then Tenant’s consent shall not be required.

14. Insurance.

(a) Tenant shall procure and maintain without interruption, during the Term at its sole cost and expense, the following insurance on the Leased Premises:

(i) Property Insurance covering loss of or damage to the Improvements and the Equipment under an ISO special cause of loss form or broader property insurance policy, in an amount not less than one hundred percent (100%) of replacement cost as calculated by an appraisal or insurance industry recognized replacement cost calculation (e.g., Marshall and Swift), (which shall include coverage for the perils of (A) windstorm, (B) flood (if the Leased Premises is located within a Special Flood Hazard Area as determined by FEMA with flood zone ratings of A or V or if otherwise deemed necessary by Landlord or Lender, with Tenant being required to obtain a flood plain determination if required by Landlord or an Lender), (C) earthquake (if the Property has a “Scenario Expected Loss” (“SEL”) greater than twenty percent (20%) with such coverages and deductibles as shall be reasonably acceptable to Landlord and Landlord’s lender) and shall be issued without exclusion for terrorism. Such insurance shall also include ordinance and law coverage (hazards A, B and C, with limits for A of not less than replacement cost and limits for B and C not less than 10% each or 20% shared limit in the aggregate). Such insurance shall also include loss of rents covered on a rental value form with Landlord as additional insured and Lender as loss payee in an amount not less than one year’s Rent with Landlord and Lender as loss payee. Any coinsurance clause shall be removed by an agreed amount endorsement so as to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies. Except as otherwise expressly set forth herein, such insurance policies may contain reasonable deductible amounts, in amounts not greater than 10% of insured values for peril of earthquake, 5% of insured values for peril of windstorm if premises is within Tier 1 windstorm area, and $25,000.00 for all other perils.

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(ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall (A) be written on an “Occurrence Basis”, and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) $5,000,000 or (y) the aggregate amount of such insurance carried by prudent owners or operators of similar commercial properties, for bodily injury, death and property damage in any one occurrence and (B) include premises and operations liability coverage, products and completed operations liability coverage, and blanket contractual liability coverage. The use of a combination of primary and excess liability insurance policies shall be permitted in order to maintain the required limits of liability insurance. Excess/ Umbrella policies shall be excess to the primary commercial general liability, employers’ liability, and automobile liability coverage as applicable, and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies. In addition, Tenant shall maintain auto liability insurance in an amount not less than $1,000,000.

(iii) Workers’ compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

(iv) Boiler and machinery coverage on a comprehensive form in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(v) Business interruption insurance (A) covering all risks required to be covered by the insurance provided for in subparagraph (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence, (B) containing an indemnity coverage extension which provides that after the physical loss to the Leased Premises has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss or the expiration of twelve months, whichever occurs first, and (C) endorsed to include rental value coverage form with Landlord as additional insured and Trustee as loss payee.

(vi) Whenever Tenant shall be engaged in making any Alteration, repairs or construction work of any kind (collectively, “Work”) for which the estimated cost exceeds the Threshold Amount, completed value builder’s risk insurance and worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

(vii) Such additional and/or other insurance with respect to the Leased Premises and in such amounts as are reasonably requested by Landlord or a Lender.

(b) The insurance required by Paragraph 14(a) shall be written by companies with an A.M. Best Insurance Reports rating of not less than “A+” and a financial size category of at least “IX”, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lenders. All policies, other than liability insurance policies, shall not contain any co-insurance clause or such clause shall be removed by an “agreed amount” endorsement. The general liability insurance shall name Landlord, Tenant, and, if a Mortgage is then in effect, the Trustee and each Lender as additional insured parties, as their respective interests may

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appear; the rent loss coverage shall name Trustee, or if no Mortgage on the Leased Premises is then in effect the Landlord, as loss payee. The casualty insurance shall name Trustee, or if no Mortgage on the Leased Premises is then in effect the Landlord, as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and, if a Mortgage is then in place, the Lenders.

(c) Each insurance policy referred to in clauses (i), (iv) and (vi) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender and the Trustee. Each of the policies required by Paragraph 14(a) shall state that if at any time the policies are to be cancelled, or their coverage is to be reduced (by any party including the insured), the insurer will endeavor to mail thirty (30) days’ (10 days’ in the event of nonpayment of the premium) written notice to the additional insureds and/or loss payee named in such policies. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act, omission or neglect of Landlord, Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy. Tenant hereby waives any and every claim for recovery from the Lenders and Landlord, and Landlord hereby waives any and every claim for recovery from Tenant, for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered by Tenant, Lenders or Landlord, respectively, under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Tenant (or other appropriate party) shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lenders a certificate or other evidence (on an ACORD 28 (2003/10) form, in the case of property insurance, and otherwise reasonably satisfactory to Landlord) of the existing policy and such renewal or replacement policy at least two Business Days prior to the Insurance Expiration Date of each policy. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14 within three (3) Business Days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

(e) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lenders evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

(f) In the event of any property loss exceeding the Casualty Threshold Amount, Tenant shall give Landlord and Lenders immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord and Lenders, not to be unreasonably withheld, and Landlord and Lenders shall have the right, at their individual sole expense, to join with Tenant therein (except with respect to any property loss of the Casualty Threshold Amount or less, in which case no consent of Landlord or Lenders shall be required). If the estimated cost of Restoration or repair shall be an amount equal to the Threshold Amount or less, all proceeds of any insurance required under clauses (i), (iv) and (v) of Paragraph 14(a) shall be payable to Tenant. Each insurer is hereby authorized and directed to make payment under the property insurance policies (i) for all property losses of the Casualty Threshold Amount or less, directly to Tenant and (ii) for all other property losses, directly to the Trustee, instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall

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nevertheless continue and there shall be no abatement or reduction of Basic Rent or Additional Rent. The Net Proceeds of all insurance payments for property losses exceeding the Casualty Threshold Amount shall be paid to the Trustee, and the Trustee shall make the Net Proceeds available to Tenant for restoration in accordance with the provisions of Paragraph 15. Subject to Paragraph 14(g), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly and diligently repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a). In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i), (iv) and (vi), Tenant shall pay to the Trustee Tenant’s Insurance Payment. Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.

(g) If a casualty occurs during the last one (1) year of the Initial Term and the cost of Restoration with respect thereto exceeds fifty percent (50%) of the replacement cost of the Leased Premises, then Tenant may, at Tenant’s option, not later than ninety (90) days after such casualty has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the insurance proceeds payable in connection with the casualty (other than Tenant’s business interruption insurance proceeds) shall be paid to, and Tenant shall pay the amount of any applicable deductible with respect to such casualty insurance to, the Trustee or, if no Loan is then outstanding, to Landlord.

(h) Intentionally omitted.

15. Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:

(a) If the cost of Restoration will exceed the Threshold Amount, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed, and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable. Landlord will not withhold its consent for variations to the Improvements required as a result of current zoning and building code requirements.

(b) At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded or for which Tenant shall fail to provide affirmative title insurance coverage.

(c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and the plans and specifications, (2) partial releases of Liens or conditional Lien waivers, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ Lien claims.

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(d) Each request for disbursement shall be sent by Tenant to Landlord and to the Trustee, accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested and stating (i) the cost incurred in connection therewith, (ii) that no Event of Default exists and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded, and (iii) that Tenant has not previously received payment for such work or expense; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work that is the subject of the request for disbursement has been substantially completed and complies with the applicable requirements of this Lease. The Trustee shall not release funds from the Restoration Fund unless and until it has received a written authorization from Landlord approving such release, which Landlord agrees to promptly give if Tenant has satisfied all of the requirements set forth in this Paragraph 15 in connection with such release.

(e) The Trustee shall retain a commercially reasonable retainage amount (but in no event less than 5% of the expected repair cost, other than general conditions, until the Restoration is 50% complete).

(f) The Restoration Fund shall be held by the Trustee and shall be invested as directed by Landlord. All interest shall become a part of the Restoration Fund.

(g) At all times the undisbursed balance of the Restoration Fund held by the Trustee, plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor), free and clear of all Liens.

(h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by a contractor or architect mutually selected by Landlord and Tenant, exceeds the amount of the Net Proceeds or the Net Award, as applicable, and Tenant Insurance Payment available for such Restoration, either, at Tenant’s option and determination, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration with respect to a casualty shall be paid to Tenant; any portion of a Net Award remaining after completion of Restoration with respect to a Taking shall be paid to Landlord.

16. Subordination to Financing.

(a) (i) Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the Lien of the Mortgage, if any, and Tenant agrees, upon demand, to execute instruments as may be required to further effectuate or confirm such subordination, provided such instruments are reasonably acceptable to Tenant.

(ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, a Mortgage, and in the event of a foreclosure or other enforcement of a Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this

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Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.

(b) Notwithstanding the provisions of Paragraph 16(a), the holder of the Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

(c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d) Each of Tenant and Landlord agrees that, if requested by the other or by any Lender, each shall (and Landlord shall cause each Lender), without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement, in the form attached hereto as Exhibit C or such form as reasonably requested by a Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of each Lender, that Tenant will not, (i) without in each case the prior written consent of such Lender, which shall not be unreasonably withheld, amend or modify this Lease (provided, however, such Lender, in such Lender’s sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent or Additional Rent, (B) alter in any way the nature of Tenant’s obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Initial Term, or (D) otherwise, in such Lender’s reasonable judgment, materially affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of such Lender which may be withheld in such Lender’s sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lenders with respect to any termination permitted under the express terms hereof following certain events of condemnation or casualty as provided in Paragraph 13 or Paragraph 14), or (c) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

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17. Assignment, Subleasing.

(a) Except as otherwise expressly permitted by the terms of this Paragraph 17, Tenant shall not assign its interest in this Lease or sublet the Leased Premises in whole or in part, from time to time, to any Person without the prior written consent of Landlord. Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease.

(b) Provided that no Event of Default, or event that with the passage of time or the giving of notice would constitute an Event of Default, exists under this Lease, Tenant may, without Landlord’s consent, assign or sublet all or a portion of this Lease or the Premises to either (i) an Affiliate of Tenant or (ii) a Permitted Successor if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer to an Affiliate or a Permitted Successor does not release Tenant from any liability or obligation under this Lease.

(c) To the extent Landlord consents to a sublease, each such sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, except as otherwise agreed by Landlord and the Lenders, in their sole discretion. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease.

(d) Notwithstanding any assignment or subletting, whether permitted hereunder or otherwise, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease.

(e) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, which rents and other sums shall be applied to Tenant’s outstanding obligations under this Lease (and any excess shall be paid to Tenant unless and until this Lease is terminated) and Tenant hereby unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. At such time, if any, as the Event of Default is cured, Landlord’s right to collect such rents and other sums pursuant to the foregoing sentence shall terminate until such time, if any, as another Event of Default occurs.

(f) Notwithstanding anything to the contrary in this Section 17, Tenant does have the right to enter into a sublease with Westside Children’s Therapy (“Westside”) under terms that are consistent with the existing Lease between Tenant and Westside, dated July 1, 2019, without further consent of Landlord.

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18. Permitted Contests.

(a) So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any Lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or Lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any insurance policy. Landlord may participate in any such contest or, if requested by Tenant, shall reasonably cooperate with Tenant in connection with any such contest at Tenant’s sole cost and expense.

(b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, Lien, or violation, referred to above in such manner that exposes Landlord or any Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lenders (which may include the requirement to post a bond therefor from a creditworthy surety) or (iii) defeasance of its interest (including the subordination of the Lien of the Mortgage to a Lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.

(c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. If requested by Landlord, Tenant shall deliver a bond, cash collateral or other surety in an amount sufficient to discharge any Lien of record related to such contest during the pendency thereof. Tenant shall pay and save each Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19. Conditional Limitations; Default Provisions.

(a) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

(i) Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Provided that Tenant has not cured all Events of Default prior to the date specified in Landlord’s notice, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided in Paragraphs 19(b) and (c).

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(ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

(iii) After repossession of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

(iv) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

(b) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent and all Additional Rent required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent and Additional Rent which would be payable under this Lease by Tenant in the absence of such expiration, termination

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or repossession from time to time as such Basic Rent and Additional Rent become due, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration and expenses of preparation for reletting), plus (iii) all Additional Payments paid or payable by Landlord. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default. If Tenant has paid the amount of damages due pursuant to Paragraph 19(c), Landlord shall not be entitled to claim any further amounts pursuant to this Paragraph 19(b).

(c) At any time after such expiration or sooner termination of this Lease by Landlord pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, the Basic Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated, discounted to present worth at the annual rate of four percent (4%), minus the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii) received by Landlord prior to the date of payment of such damages, minus the rent reserved for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated in any lease entered into by Landlord for the Leased Premises or any portion thereof pursuant to Paragraph 19(a)(iii), discounted to present worth at the annual rate of four percent (4%), plus any Additional Payments paid or payable by Landlord. If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

Additional Rights of Landlord and Tenant.

(a) Except as may be specifically provided herein, no right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

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(c) To the extent permitted by Applicable Law, Landlord shall have at all times a valid lien for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on/in the Leased Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages of rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest or in any other form provided by law. The statutory lien for rent is not hereby waived. If Landlord has to dispossess Tenant due to Tenant’s default, Tenant shall not be allowed to remove any items from the Property without Landlord’s permission.

(d) (i) Tenant agrees to pay to Landlord any and all reasonable costs and expenses incurred by Landlord in connection with any litigation or other action instituted by Landlord to enforce the obligations of Tenant under this Lease, to the extent that Landlord has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(d)(i) shall be due and payable by Tenant to Landlord as Additional Rent within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Landlord in such litigation or other action.

(ii) Landlord agrees to pay to Tenant any and all reasonable costs and expenses incurred by Tenant in connection with any litigation or other action instituted by Tenant to enforce the obligations of Landlord under this Lease, to the extent that Tenant has prevailed in any such litigation or other action. Any amount payable by Landlord to Tenant pursuant to this Paragraph 20(d)(ii) shall be due and payable within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Tenant in such litigation or other action.

(e) Notwithstanding any other provisions contained in this Lease, if Tenant or Landlord is delayed or prevented from performing any of their respective non-monetary obligations under this Lease, and such delay is by reason of strike, lockout, labor troubles, material shortages, adjustment of any insurance claim, failure of power, riots, civil commotion, insurrection, war (whether declared or undeclared), warlike operations, acts of terrorism, cyber-attacks, acts of public enemy, acts of bioterrorism, plagues, epidemics, pandemics, outbreak of communicable disease leading to extraordinary restrictions including quarantine or movement of people or goods, invasion, rebellion, hostilities, military or usurped power, sabotage, government action, rain and other inclement weather, acts of God, power outages, inability to obtain any material, utility, or service because of governmental restrictions, inability to obtain building permits, hurricanes, floods, earthquakes, tornadoes, or other natural disasters, accident, emergency, mechanical breakdown, municipal delays (including delays in reviewing materials submitted by a party or issuing permits or approvals following such submittals), the act or failure to act of the other party, the default under the Lease by the other party, governmental preemption in connection with a national emergency, any rule, order or regulation of any department or subdivision of any government agency, or any other cause reasonably beyond such party’s control (where lack of funds, inability to obtain financing, and/or changes in economic condition shall not be a basis for delay or prevention of any obligation under this Lease) (any such event, a “Force Majeure”), then performance of such act shall be excused for the period of the delay or prevention, and the period of such delay or prevention shall be deemed added to the time period herein provided for the performance of any such obligation by the party so delayed or prevented, provided that this subsection will not excuse or delay the payment of money by either party.

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(f) Tenant on paying Rent and keeping and performing the conditions and covenants contained in this Lease, may peaceably and quietly enjoy the Leased Premises for the Term, subject to the underlying mortgages and security agreements, all Applicable Laws, applicable insurance requirements and regulations and provisions of this Lease.

21. Notices. All notices, demands, requests and approvals pursuant to this Lease shall be in writing and shall be deemed to have been given for all purposes (i) four (4) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, (ii) one (1) day after having been sent for overnight delivery by a nationally recognized air courier service, (iii) on the day delivered, if personally delivered on a Business Day during business hours or (iv) for purposes of Paragraph 6(c) only, on the day sent by electronic mail, if sent during business hours on a Business Day (or if not sent during such time, on the next Business Day) so long as receipt thereof is confirmed electronically and the same written notice is also sent by nationally recognized air courier service or messenger.

To the Addresses stated below:

If to Landlord:		PEO Branch Landlord, LLC
c/o MountainSeed
2100 Powers Ferry Road SE
Suite 410
Atlanta, GA 30339
Attention: Dan Wharton, General Counsel
Email: dwharton@mountainseed.com

	Cc:	Alston & Bird, LLP
1201 West Peachtree Street NE
Atlanta, GA 30309
Attention: Alison B. Jones, Esq.
Email: alison.jones@alston.com

If to Tenant:		Peoples Bank
9204 Columbia Avenue
Munster, IN 46321
Attention: Robert Lowry, EVP and COO
Email: rlowry@ibankpeoples.com

	Cc:	Krieg DeVault LLP
33 N. Dearborn St., Suite 1140
Chicago, IL 60602
Attention: Scott J. Fandre
Email: sfandre@kdlegal.com

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If any Lender shall have advised Tenant by notice in the manner aforesaid that it is the holder of a Mortgage and states in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen (15) days’ notice to the other party in the manner provided above. Any notice, demand and request may be given on behalf of any party by its counsel.

Estoppel Certificates. Landlord and Tenant shall at any time and from time to time (but in no event more than three (3) times in any calendar year)upon not less than ten (10) Business Days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that no default by such Person exists hereunder and, to the knowledge of the signer of such certificate, no default by the other party hereto exists hereunder or, in either case, specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, and (v) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lenders or potential Lenders, by the recipient of such statements or their assignees and/or by any prospective purchaser, assignee or subtenant of the Leased Premises or of the membership interests in Landlord.

23. Surrender and Holding Over.

(a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in “broom clean” and in good condition and repair, ordinary wear and tear excepted, and otherwise in accordance with the terms and conditions of this Lease. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the expiration of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Notwithstanding anything to the contrary in this Paragraph 23(a), Tenant shall not be obligated to remove any safe or vault located on the Leased Premises nor shall it be responsible for the cost of removal or disposal of any safe or vault nor for the cost of repairing any damage caused by the removal of any safe or vault by the Landlord.

(b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. In addition, Tenant shall be liable to Landlord for and shall indemnify Landlord from

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and against all Claims that Landlord suffers as a result of such holding over, including without limitation, any claims made by any succeeding occupant or purchaser founded on such delay. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at the rate set forth in this subsection (b), to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities, including without limitation any of the Lenders, having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25. Definition of Landlord.

(a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises or condemnation, property insurance or sale proceeds related thereto, and shall not be enforced against the Landlord individually or personally, or against any member or other Affiliate of Landlord.

(b) The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed (but shall remain liable with respect to all such liability arising from events or circumstances existing prior to the date of such transfer). For the avoidance of doubt, Landlord shall have the free right to transfer, assign, securitize and convey, in whole or in part, any or all of the right, title and interest in the Leased Premises.

26. Hazardous Substances.

(a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any Hazardous Materials; except in the ordinary course of business of Tenant and in accordance with all Applicable Laws. Tenant covenants that it will at all times comply with CERCLA and each other applicable Environmental Law.

(b) To the extent required by CERCLA and/or any other Environmental Laws, Tenant shall remove any Hazardous Materials, whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Term, and shall remediate any damage of harm or potential damage or harm causes, or that may be caused, by such Hazardous Materials.

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(c) The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord.

(d) Tenant acknowledges that asbestos or asbestos-containing materials (collectively, “ACM”) may be present at the Leased Premises. Tenant shall be responsible for all ACM located at the Leased Premises. Tenant shall maintain all ACM in good condition and shall comply with all laws regarding ACM, including those related to renovation and demolition activities. Tenant shall prepare, maintain and implement an asbestos operations and maintenance plan with respect to all ACM present at the Leased Premises.

27. Entry by Landlord. Subject to Tenant’s reasonable security requirements, Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) Business Days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers, lenders and mortgagees and, at any time within nine (9) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

28. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

29. Withholdings.

(a) Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for any withholdings of any nature whatsoever, unless required by Applicable Law. If any deduction or withholding is required with respect to a payment of Basic Rent and/or Additional Rent by Tenant, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal, on an after-tax basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required; provided, that the Tenant shall not be obligated to pay any additional amount pursuant to this Paragraph 29 if the requirement to make such payment is solely due to the failure of a Tax Indemnitee to comply with Paragraph 8(d) to obtain relief or exemption from such withholding.

(b) Notwithstanding anything herein to the contrary, the provisions of this Paragraph 29 shall survive the earlier termination of this Lease.

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30. Financial Statements. Tenant hereby agrees to deliver to Landlord and the Trustee either in print or in electronic form, all of the following financial statements, which shall be prepared in accordance with GAAP: (i) quarterly financial statements for Parent, within forty-five (45) days after the end of each fiscal quarter of Parent, and (ii) annual financial statements for Parent, audited by an independent certified public accountant, within one hundred twenty (120) days after the end of each fiscal year. For as long as Parent shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord (in satisfaction of the requirements set forth in the preceding sentence), when filed with the SEC, copies of Parent’s forms 10Q and 10K, provided that to the extent such forms are available through EDGAR or a similar internet site, no such submission shall be required. In addition, in the event that Landlord is unable to obtain the quarterly regulatory financial statements for Tenant within 60 days of the end of each calendar quarter or the annual audited regulatory financial statements for Tenant within 120 days of the end of each calendar year, in each case through a subscription service or other means without material expense, then, upon Landlord’s request, Tenant shall promptly deliver such regulatory financial statements to Landlord.

31. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

32. Miscellaneous.

(a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; and (iii) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.

(c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense by Tenant or any person or entity designated by Tenant.

(d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. This Lease embodies the entire agreement and understanding between Tenant and Landlord with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Tenant and Landlord with respect to the subject matter thereof. This Lease represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Tenant and Landlord or any coursed of prior dealings. There are no unwritten oral agreements between the parties.

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(e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

(f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes. Handwritten signatures to this Lease transmitted by electronic transmission (for example, through use of a Portable Document Format or “PDF” file or “Docusign) shall be valid and effective to bind the party so signing.

(g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.

(h) TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAWS, LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND ANY COUNTERCLAIM THEREUNDER.

(i) Neither Tenant nor any of its affiliates nor, to the best of Tenant’s actual knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Tenant nor any of its affiliates nor, to the best of Tenant’s actual knowledge, any brokers or other agents of same, (i) are or will be-conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Tenant’s knowledge neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

(j) Concurrently with Tenant’s execution and delivery of this Lease to Landlord, and as a strict condition precedent to Landlord’s obligations under this Lease, Tenant will cause Parent to execute and deliver a Guaranty to Landlord, which Guaranty must be identical in form and substance to the Guaranty set forth on the attached Exhibit C

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(k) Time is of the essence for each of Landlord and Tenant’s obligations under this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

PEO BRANCH LANDLORD, LLC, a Delaware limited liability company

By:
Name: Anthony M. Zirille
Title: Chief Legal Officer

TENANT:

PEOPLES BANK, an Indiana-chartered Commercial Bank

By:
Name: Robert Lowry
Title: Executive Vice President and Chief Operating
Officer

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EXHIBIT A

LEGAL DESCRIPTION

Orland Park, Cook County, Illinois

Vested Legal:

LOT 2 IN CHICAGO LAND SUBDIVISION OF PART OF THE NORTH QUARTER OF THE EAST 1/2 OF THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

Legal w/ Appurtenant Easement:

PARCEL 1:

LOT 2 IN CHICAGO LAND SUBDIVISION OF PART OF THE NORTH QUARTER OF THE EAST 1/2 OF THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

A NON-EXCLUSIVE EASEMENT BEING FOR THE BENEFIT OF PARCEL 1 AS CREATED BY DRIVEWAY EASEMENT AGREEMENT DATED SEPTEMBER 19, 2003 AND RECORDED DECEMBER 4, 2003 AS DOCUMENT NO. 0333833070 AND DUPLICATE DATED SEPTEMBER 23, 2003 AND RECORDED DECEMBER 10, 2003 AS DOCUMENT NO. 0334433189 MADE BY AND BETWEEN JASLIND PROPERTIES, INC. AND FIRST PERSONAL BANK, FOR THE PURPOSE OF PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AND ACCESS OVER THE FOLLOWING DESCRIBED LAND:

THE NORTH 26 FEET OF LOT 2 IN BURQUIST SUBDIVISION, BEING A SUBDIVISION OF THE NORTH 213.00 FEET OF THE SOUTH 378.00 FEET OF THE NORTH 1/4 OF THE EAST 1/2 OF THE EAST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 36 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, EXCEPTING THAT PART IN LAGRANGE ROAD AND EXCEPTING THE WEST 33.00 FEET) ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 26, 1997 AS DOCUMENT LR97132795, IN COOK COUNTY, ILLINOIS.

EXHIBIT B

BASIC RENT

Basic Rent is due commencing on the Commencement Date on each Basic Rent Payment Date in the amount set forth for such Basic Rent Payment Date on Schedule I to this Exhibit B.

Schedule I

Year	Starting Month	Ending Month	Annual Basic Rent	Monthly Basic Rent
1	March 2024	February 2025	[***]	[***]
2	March 2025	February 2026	[***]	[***]
3	March 2026	February 2027	[***]	[***]
4	March 2027	February 2028	[***]	[***]
5	March 2028	February 2029	[***]	[***]
6	March 2029	February 2030	[***]	[***]
7	March 2030	February 2031	[***]	[***]
8	March 2031	February 2032	[***]	[***]
9	March 2032	February 2033	[***]	[***]
10	March 2033	February 2034	[***]	[***]
11	March 2034	February 2035	[***]	[***]
12	March 2035	February 2036	[***]	[***]
13	March 2036	February 2037	[***]	[***]
14	March 2037	February 2038	[***]	[***]
15	March 2038	February 2039	[***]	[***]

EXHIBIT C

FORM OF PARENT GUARANTY

GUARANTY

IN CONSIDERATION OF, and as an inducement for the execution by PEO Branch Landlord, LLC, a Delaware limited liability company (“Landlord”), of that certain Lease dated January 29, 2024 (the “Lease”) between Landlord and Peoples Bank, an Indiana-chartered Commercial Bank (“Tenant”), demising to Tenant that certain building located at 14701 S. Ravinia Avenue, Orland Park, IL (the “Leased Premises”), the undersigned guarantor(s) (jointly and severally, the “Guarantor”) hereby unconditionally guarantees to Landlord (and its successors and assigns) the full and timely payment of all amounts owed by Tenant (or its successors and assigns) under the Lease, and further hereby unconditionally guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant (or its successors and assigns). Guarantor hereby covenants and agrees to and with Landlord (and its successors and assigns) if Tenant (or its successors and assigns) should default in the payment of any such rent and any and all other sums and charges payable by Tenant (or its successors and assigns) under the Lease, or if Tenant (or its successors and assigns) should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Lease, Guarantor will forthwith pay such rent and other sums and charges, and any arrears thereof, to Landlord (or its successors and assigns) (the “Payment Obligations”), and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements (the “Performance Obligations”), and will forthwith pay to Landlord (or its successors and assigns), all damages, costs and expenses that may arise in consequence of any default by Tenant (or its successors and assigns) under the Lease, including without limitation all reasonable attorneys’ fees, court costs, accounting fees, investigation costs and other disbursements incurred by Landlord (or its successors and assigns) or caused by any such default (the “Default Obligations”; the Payment Obligations, the Performance Obligations and the Default Obligations are collectively the “Obligations”).

This Guaranty is an absolute and unconditional Guaranty of payment and of performance. It shall be enforceable against Guarantor (and its successors and assigns) without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant (or its successors and assigns). All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. Landlord shall use commercially reasonable efforts to deliver copies to Guarantor of any notices of default delivered by Landlord to Tenant promptly by Landlord of any Tenant default for performance or payment of the Lease; provided, however, nothing herein shall limit Landlord’s remedies against Tenant pursuant to the Lease. Prior to Landlord enforcing a claim under this Guaranty, Guarantor shall have thirty (30) days to cure any performance default and five (5) days to cure any payment default, which time periods shall commence upon delivery of such notice of default from Landlord (and which may run concurrently with any notice and cure rights of Tenant under the Lease). All notices or other communications addressed to Guarantor shall be delivered as set forth below. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant (or against Tenant’s successors and assigns) of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by: (a) the release or discharge of Tenant in any creditor’s proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, as amended from time to time, or any other statute, or from the decision in any court; or (c) the rejection or disaffirmance of this Lease in any such proceedings.

This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, expansion, supplement, modification or waiver of, or change in, any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant (or its successors or assigns) or a changed or different use of the Leased Premises, whether or not notice thereof is given to Guarantor.

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Guarantor expressly waives any and all defenses arising by reason of any amendment, modification, extension or renewal of the Lease, any failure to give notice of default, any failure to pursue potential remedies with due diligence, any failure to resort to other security or other remedies available to Landlord under the Lease, any failure of Landlord to take any action to terminate the Lease, or to take possession of and relet the Leased Premises for Tenant’s account, and any and all defenses arising out of the guarantor-principal relationship, and the same shall not operate to release Guarantor from any of its undertakings as set forth herein.

Landlord’s consent to any assignment or assignments, and successive assignments by Tenant and Tenant’s assigns of the Lease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor, except as specifically provided in the Lease.

The assignment by Landlord of the Lease, and/or the avails and proceeds thereof, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor hereunder. The term “Landlord” as used herein shall be deemed to include Landlord’s successors and assigns.

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Landlord’s receipt, application, release or compromise of security or other guarantees given for the performance and observance of covenants and conditions required to be performed and observed by Tenant under Lease, nor shall Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant’s assets.

Until all the covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts or performance by Guarantor in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts or performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

This Guaranty, and Guarantor’s obligations hereunder, shall be governed by and construed under the laws of the State of Illinois, and all obligations of the parties hereto shall be performable in Cook County, Illinois.

Guarantor represents and warrants that the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and such liability and obligations may reasonably be expected to benefit Guarantor directly or indirectly.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal this ____ day of January, 2024.

Signed, sealed and delivered	GUARANTOR:
in the presence of:
Finward Bancorp, an Indiana Corporation
_________________________
Unofficial Witness	Name: _________________________
Title: _________________________
_________________________	Address for Notice Purposes:
Notary Public
My Commission Expires:
Finward Bancorp
[Notary Seal]	9204 Columbia Avenue
Munster, Indiana 46321
Attn: David J. Kwait, Corporate Secretary

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EXHIBIT D

FORM OF SNDA

SUBORDINATION, ATTORNMENT

AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is entered into as of the date set forth below by and between the Lender and Tenant defined below.

The following capitalized terms are definitions for the purpose of this agreement:

Lender:	PROTECTIVE LIFE INSURANCE COMPANY, its subsidiaries and their successors and/or assigns

Tenant:	Peoples Bank, an Indiana-chartered Commercial Bank

Landlord:	________________________, a _________________

Lease:	Agreement of Lease dated _____________________________, as amended _________________________________________, demising the premises described therein (“Leased Premises”) and located on the Property.

Property:	The real property described in Exhibit A attached hereto and made a part hereof, together with all buildings and improvements situated thereon.

Indenture:	The Mortgage [Deed of Trust] and Security Agreement which encumbers the Property to secure a mortgage loan made by Lender to Landlord.

WITNESSETH:

WHEREAS, Lender is the owner and holder of the Indenture; and

WHEREAS, Tenant is the holder of the lessee’s interest in the Lease covering the Leased Premises; and

WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. Subordination. The Lease and the rights of Tenant thereunder are now and at all times hereafter shall be subject and subordinate to the Indenture and to all renewals, modifications or extensions thereof, but such Indenture renewals, modifications and extensions shall nevertheless be subject and entitled to the benefits of the terms of this Agreement.

2. Non-disturbance. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed; (a) Tenant’s possession of the Leased Premises and Tenant’s rights and privileges under the Lease, or any renewals, modifications, or extensions thereof which may be effected in accordance with any option granted in the Lease, shall not be diminished or interfered with by Lender; (b) Tenant’s occupancy of the Leased Premises shall not be disturbed by Lender during the term of the Lease or any such renewals, modifications, or extensions thereof; and (c) Lender will not join Tenant as a party defendant for the purpose of terminating or otherwise affecting Tenant’s interest and estate under the Lease in any action or proceeding brought by Lender for the purpose of enforcing any of its rights in the event of any default under the Indenture; provided however, Lender may join Tenant as a party in any such action or proceeding IF such joinder is necessary under any statute or law for the purpose of effecting the remedies available to the Lender under the Indenture, BUT ONLY for such purpose and NOT for the purpose of terminating the Lease.

3. Landlord Defaults/Cure. Notwithstanding anything in the Lease to the contrary, Tenant shall notify Lender in writing of the occurrence of any default by Landlord and shall permit Lender a period of thirty (30) days from the date of such notice (the “Cure Period”) in which to cure such default prior to proceeding to exercise any of the rights or remedies of Tenant under the Lease, including: (a) termination of the Lease, (b) abatement of rental payments due thereunder, or (c) performance of Landlord’s covenants or obligations which Tenant asserts to be in default; provided, however, that the Cure Period granted to Lender herein: (i) shall be extended by any period of time during which Lender is diligently pursuing the cure of a default which cannot reasonably be expected to be cured within the initial thirty (30) day Cure Period, and (ii) shall not be deemed to commence until after any period of time during which Lender is pursuing acquisition of title to the Leased Premises through foreclosure or otherwise, such period to include, without limitation, any period of time (A) during which Lender’s acquisition of title to the Leased Premises is stayed by any proceeding in bankruptcy, any injunction or other judicial process, and (B) after acquisition of title by Lender during which Landlord or any other party is contesting the validity of the acquisition or Lender’s title to the Leased Premises, provided that in no event shall Tenant be required to forbear from executing its remedies for a period in excess of sixty (60) days.

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Notwithstanding the foregoing, Tenant agrees that so long as the Indenture (including any extensions or modifications thereof) encumbers the Leased Premises, Tenant shall have no right to terminate the Lease or withhold or abate any rentals due or to become due thereunder by reason of any of the provisions of the Lease as such provisions apply to property not included within the limits of the real estate encumbered by the Indenture, provided, however, that nothing herein contained shall be construed as a waiver of Tenant’s rights in personam nor remedies by way of injunctive relief against Landlord, and provided further, if Lender should succeed to the ownership of the Leased Premises by virtue of foreclosure or deed in lieu thereof or otherwise, then in such event the provisions of the Lease shall apply to Lender as owner/landlord only with respect to the land which was formerly encumbered by the Indenture.

4. Attornment. If Lender shall become owner of the Leased Premises by reason of foreclosure or other proceedings brought by it, or by any other manner, or if Lender succeeds to the interests of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option granted in the Lease, with the same force and effect as if Lender were the Landlord under the Lease, and Tenant does hereby attorn to Lender as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto, PROVIDED, HOWEVER, that Tenant shall be under no obligation to pay rent to Lender until Tenant receives written notice from Lender that it has become such owner or has succeeded to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

5. Limitation of Liability. If Lender shall become owner of the Leased Premises or if Lender shall succeed to Landlord’s interest in the Lease, then during the period of Lender’s ownership of such interest, but not thereafter, Lender shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and during the period of Lender’s ownership of Landlord’s interests in the Lease, Tenant shall have the same remedies against Lender for the breach of an agreement contained in the Lease that Tenant would have had against the Landlord if Lender had not become such owner or had not succeeded to Landlord’s interest therein; PROVIDED, HOWEVER, that notwithstanding any provision in the Lease to the contrary, Lender shall not be:

(a)         liable for any act or omission of any prior landlord arising under the Lease (including the Landlord) or subject to any offsets or defenses which Tenant may have against any prior landlord arising under the Lease (including the Landlord) except acts, omissions, offsets and defenses of which Lender has previously been given notice in accordance with the terms of this Agreement; or

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(b)         bound by any rents or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

(c)         bound by any amendment or modification of the Lease made without its consent.

6. Right of First Refusal. So long as the Indenture (including all extensions, modifications and renewals thereof) encumbers the Property, Tenant agrees that any right of first refusal to purchase contained in the Lease and all rights of Tenant thereunder (a) are now and at all times hereafter shall be subject and subordinate to the Indenture, and (b) that foreclosure of the Indenture by Lender or a taking of a deed in lieu of foreclosure by Lender (collectively “foreclosure”) will not give rise to any rights of Tenant under any such right of first refusal and Tenant will not attempt to assert any such rights in the event of foreclosure or assert any such rights against a purchaser at foreclosure; provided, however, foreclosure will not terminate any such right of first refusal which right shall continue to be applicable after foreclosure or a purchase at foreclosure, as applicable.

7. Unlawful Use and Prohibited Activities. Tenant shall not use or occupy or permit the use or occupancy of the Leased Premises in any manner that would be a violation of federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law.

8. Definitions. (a) The terms “holder of a mortgage” and “Lender” or any similar term herein or in the Lease shall be deemed to include Lender and any of its successors or assigns, including anyone who shall have succeeded to ownership of the Leased Premises or to Landlord’s interests by, through or under foreclosure of the Indenture, or deed in lieu of such foreclosure or otherwise.

(b)        The term “Landlord” shall be deemed to include Landlord, the holder of the lessor’s interest in the Lease and the fee owner of the Leased Premises and the successors and assigns of any of the foregoing.

9. Rent Assignment. The Landlord has assigned to Lender all of Landlord’s right, title and interest in the Lease by an Assignment of Rents and Leases (“Rent Assignment”). If in the future there is a default by the Landlord in the performance and observance of the terms of the Indenture, the Lender may at its option under the Rent Assignment require that all rents and other payments due under the Lease be paid directly to Lender. Upon notification to that effect by the Lender, Tenant agrees to pay any payments due under the terms of the Lease to the Lender. The Rent Assignment does not diminish any obligations of the Landlord under the Lease or impose any such obligations on the Lender.

10. Modifications; Successors and Assigns. This Agreement may NOT be modified except by a written agreement signed by the parties hereto or their respective successors in interest. This agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth in the acknowledgements below.

LENDER:
PROTECTIVE LIFE INSURANCE COMPANY

By:
Name:
Title:

Lender’s Address:	2801 Highway 280 South
Birmingham, AL 35223
ATTN: Invest. Dept. [3-3ML]

STATE OF ALABAMA

COUNTY OF JEFFERSON

[IMPORTANT –INSERT STATE-APPROPRIATE ACKNOWLEDGMENT]

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TENANT:
Peoples Bank, an Indiana-chartered Commercial Bank

By:
Name:	Robert Lowry
Title:	Executive Vice President and Chief Operating Officer
Tenant’s Address: Peoples Bank
9204 Columbia Avenue
Munster, IN 46321

STATE OF ______________

COUNTY OF ____________

[IMPORTANT –INSERT STATE-APPROPRIATE ACKNOWLEDGMENT]

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EXHIBIT “A”

(Legal Description of Property)

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APPENDIX A

“Additional Payments” shall mean all amounts (i) that are out-of-pocket costs incurred or payable by Landlord in connection with the transfer of the Leased Premises to Tenant, and (ii) that are out-of-pocket costs, expenses, charges or penalties (including the Make-Whole Premium, it being understood that a Make-Whole Premium shall only be payable in the event of the termination of this Lease as a result of an Event of Default), if any, incurred by Landlord as a result of the prepayment or defeasance of a Note(s) as the result of the occurrence of an Event of Default. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be responsible for the payment of any Additional Payments that are payable by Landlord to a Lender as a result of a default by Landlord pursuant to the Note or Mortgage, which default is not the result of a default by Tenant hereunder.

“Additional Rent” shall mean all amounts, costs, expenses, liabilities, indemnities and obligations (including Tenant’s obligation to pay any Default Rate interest hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Basic Rent.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary, it being understood that Alterations shall not include repairs or ordinary maintenance or the replacement of trade fixtures.

“Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.

“Basic Rent” shall mean the amounts set forth on Exhibit B annexed to this Lease.

“Basic Rent Payment Dates” shall mean the Commencement Date and the first Business Day of each month thereafter during the Term.

“Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Indiana are required or are authorized to be closed.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

“Claims” shall mean Liens (including, without limitation, Lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation and enforcement) of any kind and nature whatsoever.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commencement Date” shall mean the date on which Landlord acquires title to the Property to the Land pursuant to the terms of the PSA.

“Condemnation” shall mean a Taking and/or a Requisition.

“Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest rate permissible at law.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises or the operations thereon or use thereof and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.

“Equipment” shall mean, collectively, the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under Applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof, excepting therefrom the Trade Fixtures.

“Event of Default” shall mean the occurrence of any one or more of the following events under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent when due and payable and the continuance of such failure for three (3) Business Days or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) days after written notice thereof to Tenant; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and, in any such case, such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord, the Trustee or a Lender to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed 90 days), provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) voluntarily file a general assignment for the benefit of creditors or (E) be the subject of an involuntary case or proceeding against Tenant of the nature referred to in the foregoing subclauses of this clause (iii) which remains undismissed for more than ninety (90) days; (iv) a court shall enter an order, judgment or decree appointing a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State or otherwise entering an order for relief in any such proceeding, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (v) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

“Expiration Date” shall mean the date which is one hundred eighty (180) full calendar months following the Commencement Date.

“Facility” shall mean a financial institution branch, operations center or commercial or retail office.

“GAAP” shall mean generally accepted accounting principles, uniformly applied, as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

“Hazardous Materials” shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes or any similar federal or state statutes relating to the environment, human health or natural resources; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

“Imposition” or “Impositions” shall mean, collectively, all Taxes of every kind and nature on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges, fees, expenses and/or taxes for or under any Permitted Encumbrance or Record Agreement or other agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; all common area maintenance fees, if any, applicable to the Leased Premises, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto, provided that the term “Impositions” shall exclude any federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to any Person other than (1) Tenant or a person designated by Tenant or (2) as a result of an Event of Default, (B) franchise, capital stock, gross income taxes that are in the nature of franchise or capital stock taxes or similar taxes, if any, of Landlord, except to the extent such franchise, capital stock or similar taxes would not have been payable by Landlord but for the ownership by Landlord of the Leased Premises, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, or (E) Tax that would not have been imposed but for the failure of an Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to such Indemnitee and for which Tenant is not responsible under this Lease, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such Tax.

“Improvements” shall mean, collectively, the buildings, structures and other improvements on the Land.

“Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Initial Term” shall mean the period of time commencing on the Commencement Date and terminating on the Expiration Date.

“Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

“Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy.

“Land” shall mean the lot(s) or parcel(s) of land described in Exhibit A attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

“Landlord” is defined in Section 25(b).

“Leased Premises” shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land by Landlord or the construction of the Improvements.

“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as specifically required by the provisions of this Lease.

“Lender” or “Lenders” shall mean, collectively, the Trustee and each financial institution or other Person that makes a Loan to Landlord, secured, directly or indirectly, by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and a Note, or an interest therein, as a result of an assignment thereof or otherwise.

“Lien” or “Liens” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

“Make-Whole Premium” means any make-whole premium, prepayment amount, termination fee or similar amount or charge payable by Landlord in connection with the early payment, in whole or in part, of any Note.

“Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to secure the repayment of a Loan.

“Net Award” shall mean the entire award payable to Landlord or the Trustee by reason of a Condemnation, less any reasonable expenses incurred by Landlord or the Trustee in collecting such award.

“Net Proceeds” shall mean the entire proceeds of any insurance required under clause (i), (iv), or (vi) of Paragraph 14(a) of this Lease, less any actual and reasonable expenses incurred by Tenant, Landlord or Trustee in collecting such proceeds.

“Note” or “Notes” shall mean a promissory note or notes executed from Landlord to a Lender, which note or notes is secured by a Mortgage.

“Parent” shall mean Finward Bancorp.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, Liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord’s acquisition thereof.

“Permitted Successor” shall mean a successor depository institution to Tenant by merger, consolidation or acquisition of all or substantially all of the assets or stock of Tenant PROVIDED that (i) such successor has a Tier 1 leverage ratio, on a pro forma basis, of at least 8.5% and is otherwise “well capitalized” (as such term is defined by the applicable bank regulatory agency that has primary Federal regulatory responsibility for successor), on both a consolidated and unconsolidated basis, and (ii) such successor has obtained all appropriate regulatory approvals with respect to such merger, consolidation or acquisition and such approvals do not include any condition or requirement for successor to terminate or modify in any way this Lease or the Guaranty, whether as a result of anti-competitive analyses or otherwise.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Record Agreement” shall mean an easement agreement, restrictive covenant, declaration, right-of-way or any other agreement or document of record now or hereafter affecting the Leased Premises.

“Release” shall mean the release or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, escaping, emptying, placement and the like.

“Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

“Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.

“Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Restoration” shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15.

“Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.

“Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant’s Insurance Payment.

“SEC” means the Securities and Exchange Commission.

“State” shall mean the State or Commonwealth in which the Leased Premises is situated.

“Structural Alteration” shall mean an Alteration that (i) will result in a change in the footprint of the Improvements, (ii) involves the addition of one or more floors to the Improvements, (iii) affects the structural elements or any exterior walls of the Improvements, (iv) decreases the rentable square footage of the Leased Premises other than to a de minimis extent or (v) adversely affects the proper functioning and/or capacity of the building systems in the Improvements.

“Taking” shall mean any taking of the Leased Premises, or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

“Tax” or “Taxes” shall mean the following present and future taxes, including income (gross or net), gross or net receipts, sales, use, leasing, value added, franchise, doing business, transfer, capital, property (tangible or intangible), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so), including reasonable attorneys’ fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

“Tax Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Tenant” shall mean Peoples Bank, an Indiana-chartered Commercial Bank.

“Tenant’s Award” shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, (i) any award or payment (in connection with a Condemnation) for Tenant’s leasehold interest hereunder to the extent that such leasehold interest will be valued by the condemnor separately from, and without diminishing, the value of the fee interest in the Leased Premises, (ii) relocation assistance available to Tenant under federal or state law including, but not limited to, on account of Trade Fixtures, Tenant’s moving expenses and Tenant’s out-of-pocket expenses incidental to the move, if available and (iii) any award or payment on account of the Trade Fixtures.

“Tenant’s Insurance Payment” shall mean, in the event of damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i), (iv) or (vi) had such insurance program been in effect.

“Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord of Tenant’s intention to terminate this Lease in accordance with Paragraph 13 or 14 of this Lease, which notice shall set forth the Termination Date.

“Term” shall mean the Initial Term.

“Termination Date” shall mean the date for the termination of this Lease pursuant to Tenant’s Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of such Tenant’s Termination Notice.

“Threshold Amount” shall mean $50,000.00.

“Trade Fixtures” shall mean all furniture, fixtures, equipment and other items of personal property (whether or not attached to the Improvements) that are owned by Tenant and used in connection with the operation of the business conducted on the Leased Premises, that are not necessary for the operation of the Leased Premises and that have not been financed or funded by Landlord.

“Trustee” shall mean any trustee for the benefit of any third party lender providing financing to Landlord (as opposed to Seller financing) in connection with the Leased Premises, and any successor thereto. If no Notes are outstanding as of any date of determination, or in the event that Landlord has obtained seller-financing, each reference to the Trustee in this Lease shall be inapplicable, and any payments to be made, or notices to be given, to the Trustee shall be paid or given, as the case may be, to Landlord.

LEASE AGREEMENT

Dated as of January 29, 2024

between

Peoples Bank, an Indiana-chartered Commercial Bank,

as the Tenant

and

PEO BRANCH LANDLORD, LLC,

as the Landlord

TABLE OF CONTENTS

1.	Certain Definitions	1
2.	Demise of Leased Premises	1
3.	Title and Condition	1
4.	Use of Leased Premises; Quiet Enjoyment	2
5.	Term	3
6.	Rent	3
7.	Net Lease; Non-Terminability	5
8.	Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements	7
9.	Liens; Recording and Title	8
10.	Indemnification	8
11.	Maintenance and Repair	9
12.	Alterations	10
13.	Condemnation	11
14.	Insurance	12
15.	Restoration	15
16.	Subordination to Financing	16
17.	Assignment, Subleasing	18
18.	Permitted Contests	19
19.	Conditional Limitations; Default Provisions	19
20.	Additional Rights of Landlord and Tenant	21
21.	Notices	23
22.	Estoppel Certificates	24
23.	Surrender and Holding Over	24
24.	No Merger of Title	25
25.	Definition of Landlord	25
26.	Hazardous Substances	25
27.	Entry by Landlord	26
28.	No Usury	26
29.	Withholdings	26
30.	Financial Statements	27
31.	Separability	27
32.	Miscellaneous	27

EXHIBIT A	Legal Description
EXHIBIT B	Basic Rent
EXHIBIT C	Parent Guaranty
EXHIBIT D	Form of SNDA

APPENDIX A Definitions

(i)

LEASE

THIS LEASE (as amended, supplemented or otherwise modified from time to time, this “Lease”) made as of January 29, 2024, by and between PEO Branch Landlord, LLC, a Delaware limited liability company, as landlord, having an office at 2100 Powers Ferry Road SE, Suite 410, Atlanta, GA 30339 and Peoples Bank, an Indiana-chartered Commercial Bank, as tenant, having an office at 9204 Columbia Avenue, Munster, Indiana 46321.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.

Demise of Leased Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.

Title and Condition.

(f) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances and (ii) the condition of the Leased Premises as of the Commencement Date, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(g) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

(h) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease as of the date hereof.

(i) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease, provided that Landlord shall retain the right to enforce the Guaranties in the name of Tenant during the continuance of an Event of Default. Any monies collected by Tenant (net of reasonable out-of-pocket collection expenses) under any of the Guaranties shall be used to effect the replacement or repair with respect to which such monies were claimed. Landlord hereby agrees to execute and deliver, at Tenant’s expense, such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected by this Paragraph 3(d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required, provided that, in confirmation of such reassignment, Tenant shall promptly execute and deliver any instrument which Landlord may reasonably request.

(j) This Lease is being entered into contemporaneously with the execution of the Agreement for Purchase and Sale (“PSA”) by Tenant and Landlord dated January 22, 2024. In the event of any discrepancies between the terms of this Lease and the PSA, the terms of the Lease shall be controlling. In the event of any termination of the PSA, this Lease shall simultaneously terminate and be of no further force and effect. For the avoidance of doubt, the Commencement Date shall not occur and this Lease shall not be effective until such time as Landlord acquires title to the Land pursuant to the terms of the PSA.

4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant may use the Leased Premises as a Facility or for any other lawful purpose, so long as such other lawful purpose would not (i) in Landlord’s reasonable determination, have a material adverse effect on the residual value of the Leased Premises at the end of the Term (after giving effect to Tenant’s return obligations under this Lease), (ii) materially increase (when compared to use as a Facility) the likelihood that Tenant or Landlord would incur material liability under any provisions of any Environmental Laws, or (iii) subject Landlord to any burdensome regulation. In no event shall the Leased Premises be used for any purpose or in any manner which shall violate any of the provisions of any Permitted Encumbrance or any Record Agreement. Tenant shall, at its expense, timely observe, perform, comply with, make any payments required under, and carry out the provisions of, each Permitted Encumbrance and Record Agreement required therein to be observed and performed by the owner, operator or occupant of the Leased Premises during the Term, including, without limitation, paying any and all assessments for common area maintenance costs.

(d) Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner that would (i) make void or voidable any insurance that Tenant is required hereunder to maintain in force, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements, except in connection with Alterations permitted under Paragraph 12.

(e) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants that neither Landlord, nor any Person claiming by, through or under Landlord, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

5. Term.

Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the Commencement Date and ending on the Expiration Date.

6. Rent.

(a) Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the Basic Rent in advance, on the Commencement Date and on each Basic Rent Payment Date occurring after the Commencement Date, and shall pay the same by ACH or wire transfer in immediately available federal funds, by 1:00 p.m., New York time on the date due, to such account in such bank as Landlord shall designate from time to time. In the event that the Commencement Date is a date other than the first Business Day of a calendar month, the Basic Rent due on the Commencement Date shall be an amount equal to the amount of Basic Rent set forth on Exhibit B hereto for the first Basic Rent Payment Date, times 1/30, times the number of days from and including the Commencement Date to and excluding the first day of the following calendar month, and the Basic Rent due on the first Business Day of the month following the month in which the Commencement Date occurs shall be the amount set forth on Exhibit B for the first Basic Rent Payment Date.

(f) Tenant shall pay and discharge, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by ACH or wire transfer in immediately available federal funds to such account in such bank as Landlord shall designate from time to time.

(g) If any installment of Basic Rent or Additional Rent is not paid when the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Rate. In addition to the interest payable pursuant to the foregoing sentence, any payment not received by the applicable due date shall incur a late charge in the amount of one percent (1%) of such late payment amount (except to the extent such late charge is prohibited by applicable law). Tenant and Landlord agree that this late charge represents a reasonable sum (considering all of the circumstances existing on the date of the execution of this Lease) and a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s failure to pay such amounts on time. Tenant and Landlord further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue Basic Rent or Additional Rent payment and shall not prevent Landlord from exercising any of the other rights available hereunder.

(h) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(i) Anything contained in this Lease to the contrary notwithstanding, Tenant shall not, without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Premises on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Premises so subleased. assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Premises to any person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(1) of the Code) of OSREC) in which Landlord or OSREC owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Premises in any other manner, in each case of clauses (i) through (iv), which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 6(e) shall likewise apply to any further subleasing by any subtenant.

(iv)

Anything contained in this Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(1) of the Code)) in order to maintain Landlord’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(v)

Anything contained in this Lease to the contrary notwithstanding. upon request of Landlord. Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant. and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of OSREC’s

“real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease or (iv) result in the imposition of any additional material obligation upon Tenant under any Legal Requirement.

(vi)

Tenant acknowledges that Landlord’s direct or indirect parent may intend to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code). Tenant agrees that it will not knowingly or intentionally take or omit to take any action, or permit any status or condition to exist at the Premises, which Tenant actually knows (acting in good faith) would or could result in the Rent payable under this Lease not qualifying as “rents from real property” within the meaning of Section 856(d) of the Code.

7. Net Lease; Non-Terminability.

(a) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term. This is a net lease and, except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent, and the obligations of Tenant under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation (except as provided in Paragraph 13), (iii) the prohibition, limitation or restriction of, or interference with, Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title, constructive eviction or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless expressly provided in this Lease to the contrary or unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall have the right to pursue a cause of action against Landlord for actual damages resulting from Landlord’s default under this Lease, it being understood that Tenant shall have no right to set off any such damages against the Basic Rent or Additional Rent payable under this Lease or to exercise any of the other rights waived in Section 7(c) below.

(e) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under any Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, provided that if no Event of Default has occurred and is continuing, this Lease is terminated by Landlord under the Federal Bankruptcy Code or such trustee, receiver or liquidator or by any court under the Federal Bankruptcy Code and Tenant is dispossessed of the Leased Premises, Tenant shall have no obligation to pay Basic Rent or any other obligation under this Lease that accrues after such termination and dispossession so long as Tenant has returned the Leased Premises in accordance with the terms of this Lease.

(f) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights that are not expressly stated or reserved in this Lease but that may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or any Additional Rent, and (iii) for any statutory Lien or offset right against Landlord or its property.

(g) Tenant represents and warrants that Tenant has independently verified that the transaction contemplated by this Lease complies with all regulations applicable to the Tenants business, including without limitation any regulations applicable to the sale of the Property by [Tenant] to Landlord pursuant to that certain [Purchase and Sale Agreement” (the “Sale Agreement”) and subsequent leaseback of the Property by Tenant as contemplated herein (collectively, the “Sale-Leaseback Regulations”). Tenant has obtained all required regulatory approvals as may be necessary or appropriate in connection with the transaction contemplated by the Sale Agreement and this Lease, and Tenant is entering the transaction contemplated by the Sale Agreement and this Lease solely relying on, and after full review of, their own due diligence and not on the basis of any statement made by Landlord or any Indemnitees. Neither Landlord nor any Indemnitees has made any representation or warranty to Tenant as it relates to the Sale-Leaseback Regulations or the compliance of this transaction with any of the Sale-Leaseback Regulations. To the fullest extent permitted by applicable law, Tenant shall indemnify and hold harmless Landlord and the Indemnitees from and against any and all claims, losses, damages, expenses and other liabilities arising with respect to the Sale-Leaseback Regulations (collectively referred to as “Regulatory Claims” and individually as a “Regulatory Claim”), including, as incurred, reasonable, out-of-pocket attorneys’ fees, that Tenant, Parent or any Affiliates thereof may incur that arise out of or in connection with the Seller’s breach of any representation, warranty or other obligation in this Paragraph 7(d). Landlord shall promptly notify Tenant of any Regulatory Claim filed against Landlord or any Indemnitees, and Tenant shall defend Landlord and the Indemnitees, at the request of Landlord or any one or more of the Indemnitees, with counsel reasonably satisfactory to Landlord or the applicable Indemnitees making the request. The terms of this Paragraph 7(d) shall survive the expiration or earlier termination of this Lease.

8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a) (i) Tenant shall, before interest or penalties are due thereon, pay directly to the applicable third party and discharge all Impositions. If received by Landlord, Landlord shall, within ten (10) days of Landlord’s receipt thereof, but in any event at least fifteen (15) Business Days prior to the due date for the related Imposition (provided that Landlord has received such bill or invoice prior to five (5) Business Days preceding such due date), deliver to Tenant any bill or invoice with respect to any Imposition.

(ii) In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by Governmental Authorities which relate to the Impositions. Tenant shall deliver to Landlord, promptly upon request by Landlord, receipts for the payments of all property taxes related to the Leased Premises. In addition, Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority and receipts for payments of all other Impositions made during each calendar year of the Term.

(f) Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

(g) Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord on or before the date that will permit Landlord to remit the payment before interest or penalties are due thereon.

(h) If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition payable by Tenant hereunder, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such Filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least twenty (20) days, prior to the time such Filing is required to be filed. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant, it being understood that Tenant shall have no liability hereunder with respect to any failure of Landlord to timely file any Filing that Tenant has provided to Landlord pursuant to the second sentence of this subparagraph (d) or for any insufficiency or inaccuracy in any Filing if such insufficiency or inaccuracy is attributable to Landlord.

(i) Notwithstanding anything herein to the contrary, any obligations of Tenant under the provisions of this Paragraph 8 that accrue prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination of this Lease.

9. Liens; Recording and Title.

(d) Subject to the Tenant’s right to contest as set forth in Paragraph 18, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on the Leased Premises, the Basic Rent or any Additional Rent, other than the Permitted Encumbrances and any mortgage, Lien or other charge created by or resulting from any act of Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

(e) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of such recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(f) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or Lien in or upon the estate of Landlord in any of the Leased Premises, other than an assignment or a sublease, in either case, as permitted under the provisions of Paragraph 17.

10. Indemnification.

(a) Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims, whether asserted prior to, during or after the Term, that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee’s ordinary negligence, but excluding any Indemnitee’s gross negligence or willful misconduct), except as otherwise provided by law, arising out of (i) the initial acquisition of the Leased Premises by Landlord from Tenant, ownership of the Leased Premises by Landlord, leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, renewal of this Lease, or the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Premises (or any portion thereof), any Record Agreement existing as of the date of this Lease or consented to by Tenant or from the granting by Landlord at Tenant’s request of any Record Agreement, licenses, or any rights with respect to all or any part of the Leased Premises, (ii) the non-compliance of the Leased Premises with Applicable Laws and any other liability under Applicable Laws related to the Leased Premises or this Lease (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (iii) this Lease or any modification, amendment or supplement hereto, (iv) any default by Tenant under this Lease, (v) the business and activities of Tenant or of any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), and (vi) any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials on, under, from, to or at the Leased Premises or any portion thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation), in each case whether prior to or during the Term, including the cost of assessment, containment and/or removal of any such Hazardous Materials, the cost of any actions taken in response to a Release of any such Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises, or the operation thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation). Provided, however, Tenant’s indemnification obligations will not apply to Claims to the extent caused by the gross negligence or willful misconduct of Landlord or any Indemnitee.

(b) The obligations of Tenant under this Paragraph 10 shall survive any termination or expiration of this Lease.

11. Maintenance and Repair.

(e) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) in the same (or better) condition and order of repair as exists as of the Commencement Date, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g). Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly (but in any event shall commence actions to initiate such repairs as quickly as possible after the date Tenant becomes aware that such repairs are necessary, or, in the event of a Restoration pursuant to Paragraph 13(c) or 14(g), within sixty (60) days of the date insurance proceeds or a condemnation award has been paid to the Trustee (it being understood that Tenant shall take such steps as are reasonably necessary to protect and preserve the integrity and safety of the Leased Premises pending such payment) and shall diligently pursue such repairs to completion), and all repairs shall be made in a good, proper and workmanlike manner.

(f) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective variances, waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both (or in the case of a violation of Insurance Requirements, obtain new coverage where there is no violation of any Insurance Requirements), or (ii) take such action as shall be necessary to remove such violation, including, if necessary, the making of an Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

(g) If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may, thirty (30) days after Tenant’s receipt of written notice of default and failure of Tenant to commence to cure during such period or to diligently pursue such cure to completion, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of, and at the expense of, Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication and shall give Tenant as much time as is reasonably practicable before acting independently to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease on demand.

(h) Tenant shall from time to time replace with Replacement Equipment any of the Equipment that shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment (except for Trade Fixtures) shall become the property of Landlord, shall be free and clear of all Liens and rights of others and shall become a part of the Equipment as if originally demised herein.

12. Alterations.

Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are not Structural Alterations and the cost of which does not exceed the Threshold Amount, in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) of this Paragraph 12.

(b) Upon at least 30 days’ prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises that are Structural Alterations and/or the cost of which exceeds the Threshold Amount, in the aggregate, in any calendar year; provided, that, (i) no Event of Default has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budget and proposed schedule of construction with respect thereto and Landlord shall have consented to such Alterations, which consent shall be in Landlord’s sole discretion.

(c) In connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements and Insurance Requirements; (iii) no such Alteration shall change the permitted use of the Leased Premises (as described in Paragraph 4), (iv) Tenant shall promptly pay all costs and expenses of any such Alteration and shall discharge all Liens filed against any of the Leased Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) subject to Tenant’s contest rights set forth in Paragraph 18, Tenant shall not incur any debt with respect to such Alteration that results in any mortgage or other encumbrance on the Leased Premises or any part thereof, and (vii) in the case of any Alteration the estimated cost of which in any one instance exceeds the Threshold Amount, such Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.

(d) All Alterations shall, upon the expiration or earlier termination of this Lease, become the property of Landlord, without any further act. To the extent permitted by the Code and by any applicable state tax laws and regulations, Tenant shall be entitled to the tax benefits, if any, with respect to any Alterations made by Tenant at Tenant’s expense until such time as such Alterations become the property of Landlord pursuant to the foregoing sentence.

Condemnation.

Each of Landlord and Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify the other party thereof and each of Landlord and Tenant shall be entitled, at its sole cost and expense, to participate in any Condemnation proceeding. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment in respect of any Condemnation of the Leased Premises or any part thereof, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord any Tenant’s Award.

(c) If (I) the entire Leased Premises, (II) a material portion of the Land or the Improvements or any means of ingress, egress or access to the Leased Premises, the loss of which even after restoration would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, or (III) any means of ingress, egress or access to the Leased Premises which does not result in at least one method of ingress and egress to and from the Leased Premises remaining that is sufficient for Tenant’s use thereof and that meets all existing Legal Requirements, as determined by Tenant in its reasonable discretion, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than ninety (90) days after such Taking has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease shall terminate on the Taking Termination Date and Landlord shall be entitled to receive and retain the entire award. In the event that Tenant terminates this Lease pursuant to the foregoing sentence, such termination shall be effective upon the later of (i) the Termination Date set forth in such Termination Notice and (ii) the date that possession is required to be surrendered to the applicable authority (the “Taking Termination Date”). Upon such termination date, Tenant shall pay to Landlord the sum of (x) all accrued and unpaid Basic Rent as of such date, and (y) all Additional Rent due and payable on or prior to such date that remains unpaid and upon such payment, this Lease shall terminate and, except for those provisions that survive termination, neither Tenant nor Landlord shall have any further obligations hereunder.

(d) Intentionally omitted.

(c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, promptly after the award with respect to such Condemnation has been paid by the related authority to the Trustee (or Landlord if no Loan is then outstanding), Tenant, to the extent Restoration of the Leased Premises is practicable, shall commence and diligently continue to completion such Restoration.

(iv) Upon the payment to Landlord or Trustee of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lenders shall, to the extent received, make the Net Award available to Tenant for Restoration in accordance with the provisions of Paragraph 15. The proceeds remaining after the completion of, and payment for, the Restoration, if any, shall be retained by Landlord. In the event of any such partial Condemnation, all Basic Rent and Additional Rent shall continue unabated and unreduced.

(v) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition received by Landlord to the installments of Basic Rent or Additional Rent thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d) No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of the Lenders, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld, provided that if an Event of Default has occurred and is then continuing or Tenant has served a Tenant’s Termination Notice, then Tenant’s consent shall not be required.

14. Insurance.

(i) Tenant shall procure and maintain without interruption, during the Term at its sole cost and expense, the following insurance on the Leased Premises:

(i) Property Insurance covering loss of or damage to the Improvements and the Equipment under an ISO special cause of loss form or broader property insurance policy, in an amount not less than one hundred percent (100%) of replacement cost as calculated by an appraisal or insurance industry recognized replacement cost calculation (e.g., Marshall and Swift), (which shall include coverage for the perils of (A) windstorm, (B) flood (if the Leased Premises is located within a Special Flood Hazard Area as determined by FEMA with flood zone ratings of A or V or if otherwise deemed necessary by Landlord or Lender, with Tenant being required to obtain a flood plain determination if required by Landlord or an Lender), (C) earthquake (if the Property has a “Scenario Expected Loss” (“SEL”) greater than twenty percent (20%) with such coverages and deductibles as shall be reasonably acceptable to Landlord and Landlord’s lender) and shall be issued without exclusion for terrorism. Such insurance shall also include ordinance and law coverage (hazards A, B and C, with limits for A of not less than replacement cost and limits for B and C not less than 10% each or 20% shared limit in the aggregate). Such insurance shall also include loss of rents covered on a rental value form with Landlord as additional insured and Lender as loss payee in an amount not less than one year’s Rent with Landlord and Lender as loss payee. Any coinsurance clause shall be removed by an agreed amount endorsement so as to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies. Except as otherwise expressly set forth herein, such insurance policies may contain reasonable deductible amounts, in amounts not greater than 10% of insured values for peril of earthquake, 5% of insured values for peril of windstorm if premises is within Tier 1 windstorm area, and $25,000.00 for all other perils.

(viii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall (A) be written on an “Occurrence Basis”, and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) $5,000,000 or (y) the aggregate amount of such insurance carried by prudent owners or operators of similar commercial properties, for bodily injury, death and property damage in any one occurrence and (B) include premises and operations liability coverage, products and completed operations liability coverage, and blanket contractual liability coverage. The use of a combination of primary and excess liability insurance policies shall be permitted in order to maintain the required limits of liability insurance. Excess/ Umbrella policies shall be excess to the primary commercial general liability, employers’ liability, and automobile liability coverage as applicable, and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies. In addition, Tenant shall maintain auto liability insurance in an amount not less than $1,000,000.

(ix) Workers’ compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

(x) Boiler and machinery coverage on a comprehensive form in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(xi) Business interruption insurance (A) covering all risks required to be covered by the insurance provided for in subparagraph (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence, (B) containing an indemnity coverage extension which provides that after the physical loss to the Leased Premises has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss or the expiration of twelve months, whichever occurs first, and (C) endorsed to include rental value coverage form with Landlord as additional insured and Trustee as loss payee.

(xii) Whenever Tenant shall be engaged in making any Alteration, repairs or construction work of any kind (collectively, “Work”) for which the estimated cost exceeds the Threshold Amount, completed value builder’s risk insurance and worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

(xiii) Such additional and/or other insurance with respect to the Leased Premises and in such amounts as are reasonably requested by Landlord or a Lender.

(j) The insurance required by Paragraph 14(a) shall be written by companies with an A.M. Best Insurance Reports rating of not less than “A+” and a financial size category of at least “IX”, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lenders. All policies, other than liability insurance policies, shall not contain any co-insurance clause or such clause shall be removed by an “agreed amount” endorsement. The general liability insurance shall name Landlord, Tenant, and, if a Mortgage is then in effect, the Trustee and each Lender as additional insured parties, as their respective interests may appear; the rent loss coverage shall name Trustee, or if no Mortgage on the Leased Premises is then in effect the Landlord, as loss payee. The casualty insurance shall name Trustee, or if no Mortgage on the Leased Premises is then in effect the Landlord, as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and, if a Mortgage is then in place, the Lenders.

(k) Each insurance policy referred to in clauses (i), (iv) and (vi) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender and the Trustee. Each of the policies required by Paragraph 14(a) shall state that if at any time the policies are to be cancelled, or their coverage is to be reduced (by any party including the insured), the insurer will endeavor to mail thirty (30) days’ (10 days’ in the event of nonpayment of the premium) written notice to the additional insureds and/or loss payee named in such policies. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act, omission or neglect of Landlord, Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy. Tenant hereby waives any and every claim for recovery from the Lenders and Landlord, and Landlord hereby waives any and every claim for recovery from Tenant, for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered by Tenant, Lenders or Landlord, respectively, under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Tenant (or other appropriate party) shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(l) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lenders a certificate or other evidence (on an ACORD 28 (2003/10) form, in the case of property insurance, and otherwise reasonably satisfactory to Landlord) of the existing policy and such renewal or replacement policy at least two Business Days prior to the Insurance Expiration Date of each policy. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14 within three (3) Business Days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

(m) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lenders evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

(n) In the event of any property loss exceeding the Casualty Threshold Amount, Tenant shall give Landlord and Lenders immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord and Lenders, not to be unreasonably withheld, and Landlord and Lenders shall have the right, at their individual sole expense, to join with Tenant therein (except with respect to any property loss of the Casualty Threshold Amount or less, in which case no consent of Landlord or Lenders shall be required). If the estimated cost of Restoration or repair shall be an amount equal to the Threshold Amount or less, all proceeds of any insurance required under clauses (i), (iv) and (v) of Paragraph 14(a) shall be payable to Tenant. Each insurer is hereby authorized and directed to make payment under the property insurance policies (i) for all property losses of the Casualty Threshold Amount or less, directly to Tenant and (ii) for all other property losses, directly to the Trustee, instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or Additional Rent. The Net Proceeds of all insurance payments for property losses exceeding the Casualty Threshold Amount shall be paid to the Trustee, and the Trustee shall make the Net Proceeds available to Tenant for restoration in accordance with the provisions of Paragraph 15. Subject to Paragraph 14(g), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly and diligently repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a). In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i), (iv) and (vi), Tenant shall pay to the Trustee Tenant’s Insurance Payment. Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.

(o) If a casualty occurs during the last one (1) year of the Initial Term and the cost of Restoration with respect thereto exceeds fifty percent (50%) of the replacement cost of the Leased Premises, then Tenant may, at Tenant’s option, not later than ninety (90) days after such casualty has occurred, serve a Tenant’s Termination Notice upon Landlord, in which case this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the insurance proceeds payable in connection with the casualty (other than Tenant’s business interruption insurance proceeds) shall be paid to, and Tenant shall pay the amount of any applicable deductible with respect to such casualty insurance to, the Trustee or, if no Loan is then outstanding, to Landlord.

(p) The provisions of this Lease, including Section 13 and this Section 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, destruction of, or taking of all or any part of the Leased Premises, and any statute or regulation of the State inconsistent with the provisions of Section 13 and this Section 14, with respect to any rights or obligations concerning damage or destruction or taking in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, unless otherwise required by law, shall have no application to this Lease or any damage or destruction or to or taking of all or any part of the Leased Premises.

15. Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:

(i) If the cost of Restoration will exceed the Threshold Amount, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed, and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable. Landlord will not withhold its consent for variations to the Improvements required as a result of current zoning and building code requirements.

(j) At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded or for which Tenant shall fail to provide affirmative title insurance coverage.

(k) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and the plans and specifications, (2) partial releases of Liens or conditional Lien waivers, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ Lien claims.

(l) Each request for disbursement shall be sent by Tenant to Landlord and to the Trustee, accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested and stating (i) the cost incurred in connection therewith, (ii) that no Event of Default exists and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded, and (iii) that Tenant has not previously received payment for such work or expense; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work that is the subject of the request for disbursement has been substantially completed and complies with the applicable requirements of this Lease. The Trustee shall not release funds from the Restoration Fund unless and until it has received a written authorization from Landlord approving such release, which Landlord agrees to promptly give if Tenant has satisfied all of the requirements set forth in this Paragraph 15 in connection with such release.

(m) The Trustee shall retain a commercially reasonable retainage amount (but in no event less than 5% of the expected repair cost, other than general conditions, until the Restoration is 50% complete).

(n) The Restoration Fund shall be held by the Trustee and shall be invested as directed by Landlord. All interest shall become a part of the Restoration Fund.

(o) At all times the undisbursed balance of the Restoration Fund held by the Trustee, plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor), free and clear of all Liens.

(p) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by a contractor or architect mutually selected by Landlord and Tenant, exceeds the amount of the Net Proceeds or the Net Award, as applicable, and Tenant Insurance Payment available for such Restoration, either, at Tenant’s option and determination, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration with respect to a casualty shall be paid to Tenant; any portion of a Net Award remaining after completion of Restoration with respect to a Taking shall be paid to Landlord.

16. Subordination to Financing.

(d) (i) Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the Lien of the Mortgage, if any, and Tenant agrees, upon demand, to execute instruments as may be required to further effectuate or confirm such subordination, provided such instruments are reasonably acceptable to Tenant.

(ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, a Mortgage, and in the event of a foreclosure or other enforcement of a Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.

(e) Notwithstanding the provisions of Paragraph 16(a), the holder of the Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

(f) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d) Each of Tenant and Landlord agrees that, if requested by the other or by any Lender, each shall (and Landlord shall cause each Lender), without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement, in the form attached hereto as Exhibit D or such form as reasonably requested by a Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of each Lender, that Tenant will not, (i) without in each case the prior written consent of such Lender, which shall not be unreasonably withheld, amend or modify this Lease (provided, however, such Lender, in such Lender’s sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent or Additional Rent, (B) alter in any way the nature of Tenant’s obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Initial Term, or (D) otherwise, in such Lender’s reasonable judgment, materially affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of such Lender which may be withheld in such Lender’s sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lenders with respect to any termination permitted under the express terms hereof following certain events of condemnation or casualty as provided in Paragraph 13 or Paragraph 14), or (c) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17. Assignment, Subleasing.

(e) Except as otherwise expressly permitted by the terms of this Paragraph 17, Tenant shall not assign its interest in this Lease or sublet the Leased Premises in whole or in part, from time to time, to any Person without the prior written consent of Landlord. Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease.

(f) Provided that no Event of Default, or event that with the passage of time or the giving of notice would constitute an Event of Default, exists under this Lease, Tenant may, without Landlord’s consent, assign or sublet all or a portion of this Lease or the Premises to either (i) an Affiliate of Tenant or (ii) a Permitted Successor if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer to an Affiliate or a Permitted Successor does not release Tenant from any liability or obligation under this Lease.

(g) To the extent Landlord consents to a sublease, each such sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, except as otherwise agreed by Landlord and the Lenders, in their sole discretion. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease.

(h) Notwithstanding any assignment or subletting, whether permitted hereunder or otherwise, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease.

(e) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, which rents and other sums shall be applied to Tenant’s outstanding obligations under this Lease (and any excess shall be paid to Tenant unless and until this Lease is terminated) and Tenant hereby unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. At such time, if any, as the Event of Default is cured, Landlord’s right to collect such rents and other sums pursuant to the foregoing sentence shall terminate until such time, if any, as another Event of Default occurs.

18. Permitted Contests.

(d) So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any Lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or Lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any insurance policy. Landlord may participate in any such contest or, if requested by Tenant, shall reasonably cooperate with Tenant in connection with any such contest at Tenant’s sole cost and expense.

(e) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, Lien, or violation, referred to above in such manner that exposes Landlord or any Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lenders (which may include the requirement to post a bond therefor from a creditworthy surety) or (iii) defeasance of its interest (including the subordination of the Lien of the Mortgage to a Lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.

(f) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. If requested by Landlord, Tenant shall deliver a bond, cash collateral or other surety in an amount sufficient to discharge any Lien of record related to such contest during the pendency thereof. Tenant shall pay and save each Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19. Conditional Limitations; Default Provisions.

(a) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

(v) Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Provided that Tenant has not cured all Events of Default prior to the date specified in Landlord’s notice, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided in Paragraphs 19(b) and (c).

(vi) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

(vii) After repossession of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

(viii) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

(d) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent and all Additional Rent required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent and Additional Rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession from time to time as such Basic Rent and Additional Rent become due, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration and expenses of preparation for reletting), plus (iii) all Additional Payments paid or payable by Landlord. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default. If Tenant has paid the amount of damages due pursuant to Paragraph 19(c), Landlord shall not be entitled to claim any further amounts pursuant to this Paragraph 19(b).

(e) At any time after such expiration or sooner termination of this Lease by Landlord pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, the Basic Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated, discounted to present worth at the annual rate of four percent (4%), minus the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii) received by Landlord prior to the date of payment of such damages, minus the rent reserved for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated in any lease entered into by Landlord for the Leased Premises or any portion thereof pursuant to Paragraph 19(a)(iii), discounted to present worth at the annual rate of four percent (4%), plus any Additional Payments paid or payable by Landlord. If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

Additional Rights of Landlord and Tenant.

(g) Except as may be specifically provided herein, no right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(h) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

(i) To the extent permitted by Applicable Law, Landlord shall have at all times a valid lien for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on/in the Leased Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages of rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest or in any other form provided by law. The statutory lien for rent is not hereby waived. If Landlord has to dispossess Tenant due to Tenant’s default, Tenant shall not be allowed to remove any items from the Property without Landlord’s permission.

(j) (i) Tenant agrees to pay to Landlord any and all reasonable costs and expenses incurred by Landlord in connection with any litigation or other action instituted by Landlord to enforce the obligations of Tenant under this Lease, to the extent that Landlord has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(d)(i) shall be due and payable by Tenant to Landlord as Additional Rent within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Landlord in such litigation or other action.

(ii) Landlord agrees to pay to Tenant any and all reasonable costs and expenses incurred by Tenant in connection with any litigation or other action instituted by Tenant to enforce the obligations of Landlord under this Lease, to the extent that Tenant has prevailed in any such litigation or other action. Any amount payable by Landlord to Tenant pursuant to this Paragraph 20(d)(ii) shall be due and payable within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Tenant in such litigation or other action.

(k) Notwithstanding any other provisions contained in this Lease, if Tenant or Landlord is delayed or prevented from performing any of their respective non-monetary obligations under this Lease, and such delay is by reason of strike, lockout, labor troubles, material shortages, adjustment of any insurance claim, failure of power, riots, civil commotion, insurrection, war (whether declared or undeclared), warlike operations, acts of terrorism, cyber-attacks, acts of public enemy, acts of bioterrorism, plagues, epidemics, pandemics, outbreak of communicable disease leading to extraordinary restrictions including quarantine or movement of people or goods, invasion, rebellion, hostilities, military or usurped power, sabotage, government action, rain and other inclement weather, acts of God, power outages, inability to obtain any material, utility, or service because of governmental restrictions, inability to obtain building permits, hurricanes, floods, earthquakes, tornadoes, or other natural disasters, accident, emergency, mechanical breakdown, municipal delays (including delays in reviewing materials submitted by a party or issuing permits or approvals following such submittals), the act or failure to act of the other party, the default under the Lease by the other party, governmental preemption in connection with a national emergency, any rule, order or regulation of any department or subdivision of any government agency, or any other cause reasonably beyond such party’s control (where lack of funds, inability to obtain financing, and/or changes in economic condition shall not be a basis for delay or prevention of any obligation under this Lease) (any such event, a “Force Majeure”), then performance of such act shall be excused for the period of the delay or prevention, and the period of such delay or prevention shall be deemed added to the time period herein provided for the performance of any such obligation by the party so delayed or prevented, provided that this subsection will not excuse or delay the payment of money by either party.

(l) Tenant on paying Rent and keeping and performing the conditions and covenants contained in this Lease, may peaceably and quietly enjoy the Leased Premises for the Term, subject to the underlying mortgages and security agreements, all Applicable Laws, applicable insurance requirements and regulations and provisions of this Lease.

21. Notices. All notices, demands, requests and approvals pursuant to this Lease shall be in writing and shall be deemed to have been given for all purposes (i) four (4) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, (ii) one (1) day after having been sent for overnight delivery by a nationally recognized air courier service, (iii) on the day delivered, if personally delivered on a Business Day during business hours or (iv) for purposes of Paragraph 6(c) only, on the day sent by electronic mail, if sent during business hours on a Business Day (or if not sent during such time, on the next Business Day) so long as receipt thereof is confirmed electronically and the same written notice is also sent by nationally recognized air courier service or messenger.

To the Addresses stated below:

If to Landlord:		PEO Branch Landlord, LLC
c/o MountainSeed
2100 Powers Ferry Road SE
Suite 410
Atlanta, GA 30339
Attention: Dan Wharton, General Counsel
Email: dwharton@mountainseed.com

	Cc:	Alston & Bird, LLP
1201 West Peachtree Street NE
Atlanta, GA 30309
Attention: Alison B. Jones, Esq.
Email: alison.jones@alston.com

If to Tenant:		Peoples Bank
9204 Columbia Avenue
Munster, IN 46321
Attention: Robert Lowry, EVP and COO
Email: rlowry@ibankpeoples.com

	Cc:	Krieg DeVault LLP
33 N. Dearborn Street, Suite 1140
Chicago, IL 60602
Attention: Scott J. Fandre
Email: sfandre@kdlegal.com

If any Lender shall have advised Tenant by notice in the manner aforesaid that it is the holder of a Mortgage and states in said notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen (15) days’ notice to the other party in the manner provided above. Any notice, demand and request may be given on behalf of any party by its counsel.

Estoppel Certificates. Landlord and Tenant shall at any time and from time to time (but in no event more than three (3) times in any calendar year)upon not less than ten (10) Business Days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that no default by such Person exists hereunder and, to the knowledge of the signer of such certificate, no default by the other party hereto exists hereunder or, in either case, specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, and (v) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lenders or potential Lenders, by the recipient of such statements or their assignees and/or by any prospective purchaser, assignee or subtenant of the Leased Premises or of the membership interests in Landlord.

23. Surrender and Holding Over.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in “broom clean” and in good condition and repair, ordinary wear and tear excepted, and otherwise in accordance with the terms and conditions of this Lease. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the expiration of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Notwithstanding anything to the contrary in this Paragraph 23(a), Tenant shall not be obligated to remove any safe or vault located on the Leased Premises nor shall it be responsible for the cost of removal or disposal of any safe or vault nor for the cost of repairing any damage caused by the removal of any safe or vault by the Landlord.

(d) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. In addition, Tenant shall be liable to Landlord for and shall indemnify Landlord from and against all Claims that Landlord suffers as a result of such holding over, including without limitation, any claims made by any succeeding occupant or purchaser founded on such delay. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at the rate set forth in this subsection (b), to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities, including without limitation any of the Lenders, having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25. Definition of Landlord.

(a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises or condemnation, property insurance or sale proceeds related thereto, and shall not be enforced against the Landlord individually or personally, or against any member or other Affiliate of Landlord.

(b) The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed (but shall remain liable with respect to all such liability arising from events or circumstances existing prior to the date of such transfer). For the avoidance of doubt, Landlord shall have the free right to transfer, assign, securitize and convey, in whole or in part, any or all of the right, title and interest in the Leased Premises.

26. Hazardous Substances.

(e) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any Hazardous Materials; except in the ordinary course of business of Tenant and in accordance with all Applicable Laws. Tenant covenants that it will at all times comply with CERCLA and each other applicable Environmental Law.

(f) To the extent required by CERCLA and/or any other Environmental Laws, Tenant shall remove any Hazardous Materials, whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Term, and shall remediate any damage of harm or potential damage or harm causes, or that may be caused, by such Hazardous Materials.

(g) The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord.

(h) Tenant acknowledges that asbestos or asbestos-containing materials (collectively, “ACM”) may be present at the Leased Premises. Tenant shall be responsible for all ACM located at the Leased Premises. Tenant shall maintain all ACM in good condition and shall comply with all laws regarding ACM, including those related to renovation and demolition activities. Tenant shall prepare, maintain and implement an asbestos operations and maintenance plan with respect to all ACM present at the Leased Premises.

27. Entry by Landlord. Subject to Tenant’s reasonable security requirements, Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) Business Days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers, lenders and mortgagees and, at any time within nine (9) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

28. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

29. Withholdings.

(c) Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for any withholdings of any nature whatsoever, unless required by Applicable Law. If any deduction or withholding is required with respect to a payment of Basic Rent and/or Additional Rent by Tenant, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal, on an after-tax basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required; provided, that the Tenant shall not be obligated to pay any additional amount pursuant to this Paragraph 29 if the requirement to make such payment is solely due to the failure of a Tax Indemnitee to comply with Paragraph 8(d) to obtain relief or exemption from such withholding.

(d) Notwithstanding anything herein to the contrary, the provisions of this Paragraph 29 shall survive the earlier termination of this Lease.

30. Financial Statements. Tenant hereby agrees to deliver to Landlord and the Trustee either in print or in electronic form, all of the following financial statements, which shall be prepared in accordance with GAAP: (i) quarterly financial statements for Parent, within forty-five (45) days after the end of each fiscal quarter of Parent, and (ii) annual financial statements for Parent, audited by an independent certified public accountant, within one hundred twenty (120) days after the end of each fiscal year. For as long as Parent shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord (in satisfaction of the requirements set forth in the preceding sentence), when filed with the SEC, copies of Parent’s forms 10Q and 10K, provided that to the extent such forms are available through EDGAR or a similar internet site, no such submission shall be required. In addition, in the event that Landlord is unable to obtain the quarterly regulatory financial statements for Tenant within 60 days of the end of each calendar quarter or the annual audited regulatory financial statements for Tenant within 120 days of the end of each calendar year, in each case through a subscription service or other means without material expense, then, upon Landlord’s request, Tenant shall promptly deliver such regulatory financial statements to Landlord.

31. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

32. Miscellaneous.

(l) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(m) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; and (iii) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.

(n) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense by Tenant or any person or entity designated by Tenant.

(o) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. This Lease embodies the entire agreement and understanding between Tenant and Landlord with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Tenant and Landlord with respect to the subject matter thereof. This Lease represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Tenant and Landlord or any coursed of prior dealings. There are no unwritten oral agreements between the parties.

(p) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

(q) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes. Handwritten signatures to this Lease transmitted by electronic transmission (for example, through use of a Portable Document Format or “PDF” file or “Docusign) shall be valid and effective to bind the party so signing.

(r) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.

(s) TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAWS, LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND ANY COUNTERCLAIM THEREUNDER.

(t) Neither Tenant nor any of its affiliates nor, to the best of Tenant’s actual knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Tenant nor any of its affiliates nor, to the best of Tenant’s actual knowledge, any brokers or other agents of same, (i) are or will be-conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Tenant’s knowledge neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

(u) Concurrently with Tenant’s execution and delivery of this Lease to Landlord, and as a strict condition precedent to Landlord’s obligations under this Lease, Tenant will cause Parent to execute and deliver a Guaranty to Landlord, which Guaranty must be identical in form and substance to the Guaranty set forth on the attached Exhibit C.

(v) Time is of the essence for each of Landlord and Tenant’s obligations under this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

PEO BRANCH LANDLORD, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

PEOPLES BANK, an Indiana-chartered Commercial Bank

By:
Name: Robert Lowry
Title: Executive Vice President and Chief Operating
Officer

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

BASIC RENT

Basic Rent is due commencing on the Commencement Date on each Basic Rent Payment Date in the amount set forth for such Basic Rent Payment Date on Schedule I to this Exhibit B.

Schedule I

Schedule II

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EXHIBIT C

FORM OF PARENT GUARANTY

GUARANTY

IN CONSIDERATION OF, and as an inducement for the execution by PEO Branch Landlord, LLC, a Delaware limited liability company (“Landlord”), of that certain Lease dated January 22, 2024 (the “Lease”) between Landlord and Peoples Bank, an Indiana-chartered Commercial Bank (“Tenant”), demising to Tenant that certain building located at __________________________ (the “Leased Premises”), the undersigned guarantor(s) (jointly and severally, the “Guarantor”) hereby unconditionally guarantees to Landlord (and its successors and assigns) the full and timely payment of all amounts owed by Tenant (or its successors and assigns) under the Lease, and further hereby unconditionally guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant (or its successors and assigns). Guarantor hereby covenants and agrees to and with Landlord (and its successors and assigns) if Tenant (or its successors and assigns) should default in the payment of any such rent and any and all other sums and charges payable by Tenant (or its successors and assigns) under the Lease, or if Tenant (or its successors and assigns) should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Lease, Guarantor will forthwith pay such rent and other sums and charges, and any arrears thereof, to Landlord (or its successors and assigns) (the “Payment Obligations”), and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements (the “Performance Obligations”), and will forthwith pay to Landlord (or its successors and assigns), all damages, costs and expenses that may arise in consequence of any default by Tenant (or its successors and assigns) under the Lease, including without limitation all reasonable attorneys’ fees, court costs, accounting fees, investigation costs and other disbursements incurred by Landlord (or its successors and assigns) or caused by any such default (the “Default Obligations”; the Payment Obligations, the Performance Obligations and the Default Obligations are collectively the “Obligations”).

This Guaranty is an absolute and unconditional Guaranty of payment and of performance. It shall be enforceable against Guarantor (and its successors and assigns) without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant (or its successors and assigns). All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. Landlord shall use commercially reasonable efforts to deliver copies to Guarantor of any notices of default delivered by Landlord to Tenant promptly by Landlord of any Tenant default for performance or payment of the Lease; provided, however, nothing herein shall limit Landlord’s remedies against Tenant pursuant to the Lease. Prior to Landlord enforcing a claim under this Guaranty, Guarantor shall have thirty (30) days to cure any performance default and five (5) days to cure any payment default, which time periods shall commence upon delivery of such notice of default from Landlord (and which may run concurrently with any notice and cure rights of Tenant under the Lease). All notices or other communications addressed to Guarantor shall be delivered as set forth below. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant (or against Tenant’s successors and assigns) of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by: (a) the release or discharge of Tenant in any creditor’s proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, as amended from time to time, or any other statute, or from the decision in any court; or (c) the rejection or disaffirmance of the Lease in any such proceedings.

This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, expansion, supplement, modification or waiver of, or change in, any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant (or its successors or assigns) or a changed or different use of the Leased Premises, whether or not notice thereof is given to Guarantor.

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Guarantor expressly waives any and all defenses arising by reason of any amendment, modification, extension or renewal of the Lease, any failure to give notice of default, any failure to pursue potential remedies with due diligence, any failure to resort to other security or other remedies available to Landlord under the Lease, any failure of Landlord to take any action to terminate the Lease, or to take possession of and relet the Leased Premises for Tenant’s account, and any and all defenses arising out of the guarantor-principal relationship, and the same shall not operate to release Guarantor from any of its undertakings as set forth herein.

Landlord’s consent to any assignment or assignments, and successive assignments by Tenant and Tenant’s assigns of the Lease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor, except as specifically provided in the Lease.

The assignment by Landlord of the Lease, and/or the avails and proceeds thereof, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor hereunder. The term “Landlord” as used herein shall be deemed to include Landlord’s successors and assigns.

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Landlord’s receipt, application, release or compromise of security or other guarantees given for the performance and observance of covenants and conditions required to be performed and observed by Tenant under Lease, nor shall Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant’s assets.

Until all the covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts or performance by Guarantor in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts or performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

This Guaranty, and Guarantor’s obligations hereunder, shall be governed by and construed under the laws of the State of Indiana, and all obligations of the parties hereto shall be performable in _______________ County, Indiana.

In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant with Tenant. Guarantor agrees to be subject to the jurisdiction of the courts of _____________ to accept service of process in any action brought in ______________, and Guarantor waives any objection to personal jurisdiction in such action. If this Guaranty is enforced by suit or otherwise or if Landlord exercises any of its remedies under the Lease, Guarantor shall reimburse Landlord, upon demand, for all reasonable expenses incurred in connection therewith, including reasonable attorneys’ fees.

Guarantor represents and warrants that the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and such liability and obligations may reasonably be expected to benefit Guarantor directly or indirectly.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal this ____ day of January, 2024.

Signed, sealed and delivered	GUARANTOR:
in the presence of:

Finward Bancorp, an Indiana Corporation

Unofficial Witness

By: ______________________________________
Name: ___________________________________
Title: ____________________________________
Notary Public
My Commission Expires:	Address for Notice Purposes:

[Notary Seal]	Finward Bancorp
9204 Columbia Avenue
Munster, Indiana 46321
Attn: David J. Kwait, Corporate Secretary

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EXHIBIT D

FORM OF SNDA

APPENDIX A

“Additional Payments” shall mean all amounts (i) that are out-of-pocket costs incurred or payable by Landlord in connection with the transfer of the Leased Premises to Tenant, and (ii) that are out-of-pocket costs, expenses, charges or penalties (including the Make-Whole Premium, it being understood that a Make-Whole Premium shall only be payable in the event of the termination of this Lease as a result of an Event of Default), if any, incurred by Landlord as a result of the prepayment or defeasance of a Note(s) as the result of the occurrence of an Event of Default. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be responsible for the payment of any Additional Payments that are payable by Landlord to a Lender as a result of a default by Landlord pursuant to the Note or Mortgage, which default is not the result of a default by Tenant hereunder.

“Additional Rent” shall mean all amounts, costs, expenses, liabilities, indemnities and obligations (including Tenant’s obligation to pay any Default Rate interest hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Basic Rent.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary, it being understood that Alterations shall not include repairs or ordinary maintenance or the replacement of trade fixtures.

“Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.

“Basic Rent” shall mean the amounts set forth on Exhibit B annexed to this Lease.

“Basic Rent Payment Dates” shall mean the Commencement Date and the first Business Day of each month thereafter during the Term.

“Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Indiana are required or are authorized to be closed.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

“Claims” shall mean Liens (including, without limitation, Lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation and enforcement) of any kind and nature whatsoever.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commencement Date” shall mean the date on which Landlord acquires title to the Property to the Land pursuant to the terms of the PSA.

“Condemnation” shall mean a Taking and/or a Requisition.

“Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest rate permissible at law.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises or the operations thereon or use thereof and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.

“Equipment” shall mean, collectively, the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under Applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof, excepting therefrom the Trade Fixtures.

“Event of Default” shall mean the occurrence of any one or more of the following events under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent when due and payable and the continuance of such failure for three (3) Business Days or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) days after written notice thereof to Tenant; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and, in any such case, such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord, the Trustee or a Lender to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed 90 days), provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant or Parent shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) voluntarily file a general assignment for the benefit of creditors or (E) be the subject of an involuntary case or proceeding against Tenant of the nature referred to in the foregoing subclauses of this clause (iii) which remains undismissed for more than ninety (90) days; (iv) a court shall enter an order, judgment or decree appointing a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State or otherwise entering an order for relief in any such proceeding, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (v) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

“Expiration Date” shall mean the date which is one hundred eighty (180) full calendar months following the Commencement Date.

“Facility” shall mean a financial institution branch, operations center or commercial or retail office.

“GAAP” shall mean generally accepted accounting principles, uniformly applied, as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

“Hazardous Materials” shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. §

1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes or any similar federal or state statutes relating to the environment, human health or natural resources; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

“Imposition” or “Impositions” shall mean, collectively, all Taxes of every kind and nature on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges, fees, expenses and/or taxes for or under any Permitted Encumbrance or Record Agreement or other agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; all common area maintenance fees, if any, applicable to the Leased Premises, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto, provided that the term “Impositions” shall exclude any federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord to any Person other than (1) Tenant or a person designated by Tenant or (2) as a result of an Event of Default, (B) franchise, capital stock, gross income taxes that are in the nature of franchise or capital stock taxes or similar taxes, if any, of Landlord, except to the extent such franchise, capital stock or similar taxes would not have been payable by Landlord but for the ownership by Landlord of the Leased Premises, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, or (E) Tax that would not have been imposed but for the failure of an Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to such Indemnitee and for which Tenant is not responsible under this Lease, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such Tax..

“Improvements” shall mean, collectively, the buildings, structures and other improvements on the Land.

“Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Initial Term” shall mean the period of time commencing on the Commencement Date and terminating on the Expiration Date.

“Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

“Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy.

“Land” shall mean the lot(s) or parcel(s) of land described in Exhibit A attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

“Landlord” is defined in Section 25(b).

“Leased Premises” shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land by Landlord or the construction of the Improvements.

“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as specifically required by the provisions of this Lease.

“Lender” or “Lenders” shall mean, collectively, the Trustee and each financial institution or other Person that makes a Loan to Landlord, secured, directly or indirectly, by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and a Note, or an interest therein, as a result of an assignment thereof or otherwise.

“Lien” or “Liens” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

“Make-Whole Premium” means any make-whole premium, prepayment amount, termination fee or similar amount or charge payable by Landlord in connection with the early payment, in whole or in part, of any Note.

“Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to secure the repayment of a Loan.

“Net Award” shall mean the entire award payable to Landlord or the Trustee by reason of a Condemnation, less any reasonable expenses incurred by Landlord or the Trustee in collecting such award.

“Net Proceeds” shall mean the entire proceeds of any insurance required under clause (i), (iv), or (vi) of Paragraph 14(a) of this Lease, less any actual and reasonable expenses incurred by Tenant, Landlord or Trustee in collecting such proceeds.

“Note” or “Notes” shall mean a promissory note or notes executed from Landlord to a Lender, which note or notes is secured by a Mortgage.

“Parent” shall mean Finward Bancorp.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, Liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord’s acquisition thereof.

“Permitted Successor” shall mean a successor depository institution to Tenant by merger, consolidation or acquisition of all or substantially all of the assets or stock of Tenant PROVIDED that (i) such successor has a Tier 1 leverage ratio, on a pro forma basis, of at least 8.5% and is otherwise “well capitalized” (as such term is defined by the applicable bank regulatory agency that has primary Federal regulatory responsibility for successor), on both a consolidated and unconsolidated basis, and (ii) such successor has obtained all appropriate regulatory approvals with respect to such merger, consolidation or acquisition and such approvals do not include any condition or requirement for successor to terminate or modify in any way this Lease or the Guaranty, whether as a result of anti-competitive analyses or otherwise

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Record Agreement” shall mean an easement agreement, restrictive covenant, declaration, right-of-way or any other agreement or document of record now or hereafter affecting the Leased Premises.

“Release” shall mean the release or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, escaping, emptying, placement and the like.

“Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

“Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.

“Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Restoration” shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15.

“Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.

“Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant’s Insurance Payment.

“SEC” means the Securities and Exchange Commission.

“State” shall mean the State or Commonwealth in which the Leased Premises is situated.

“Structural Alteration” shall mean an Alteration that (i) will result in a change in the footprint of the Improvements, (ii) involves the addition of one or more floors to the Improvements, (iii) affects the structural elements or any exterior walls of the Improvements, (iv) decreases the rentable square footage of the Leased Premises other than to a de minimis extent or (v) adversely affects the proper functioning and/or capacity of the building systems in the Improvements.

“Taking” shall mean any taking of the Leased Premises, or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

“Tax” or “Taxes” shall mean the following present and future taxes, including income (gross or net), gross or net receipts, sales, use, leasing, value added, franchise, doing business, transfer, capital, property (tangible or intangible), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so), including reasonable attorneys’ fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

“Tax Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Tenant” shall mean Peoples Bank, an Indiana-chartered Commercial Bank.

“Tenant’s Award” shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, (i) any award or payment (in connection with a Condemnation) for Tenant’s leasehold interest hereunder to the extent that such leasehold interest will be valued by the condemnor separately from, and without diminishing, the value of the fee interest in the Leased Premises, (ii) relocation assistance available to Tenant under federal or state law including, but not limited to, on account of Trade Fixtures, Tenant’s moving expenses and Tenant’s out-of-pocket expenses incidental to the move, if available and (iii) any award or payment on account of the Trade Fixtures.

“Tenant’s Insurance Payment” shall mean, in the event of damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i), (iv) or (vi) had such insurance program been in effect.

“Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord of Tenant’s intention to terminate this Lease in accordance with Paragraph 13 or 14 of this Lease, which notice shall set forth the Termination Date.

“Term” shall mean the Initial Term.

“Termination Date” shall mean the date for the termination of this Lease pursuant to Tenant’s Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of such Tenant’s Termination Notice.

“Threshold Amount” shall mean $50,000.00

“Trade Fixtures” shall mean all furniture, fixtures, equipment and other items of personal property (whether or not attached to the Improvements) that are owned by Tenant and used in connection with the operation of the business conducted on the Leased Premises, that are not necessary for the operation of the Leased Premises and that have not been financed or funded by Landlord.

“Trustee” shall mean any trustee for the benefit of any third party lender providing financing to Landlord (as opposed to Seller financing) in connection with the Leased Premises, and any successor thereto. If no Notes are outstanding as of any date of determination, or in the event that Landlord has obtained seller-financing, each reference to the Trustee in this Lease shall be inapplicable, and any payments to be made, or notices to be given, to the Trustee shall be paid or given, as the case may be, to Landlord.